Exhibit 10.38

SOGOU INC.

SERIES A PREFERRED

SHARE PURCHASE AGREEMENT

OCTOBER 2, 2010

TABLE OF CONTENTS

1.	Definitions	1

2.	Purchase and Sale of Securities.	9

2.1	Sale and Issuance of Series A Preferred Shares	9
2.2	Closing	9

3.	Representations and Warranties of the Warrantors	9

3.1	Organization, Good Standing and Qualification	9
3.2	Corporate Structure; Subsidiaries	10
3.3	Capitalization	10
3.4	Authorization	11
3.5	Valid Issuance of Series A Preferred Shares and Conversion Shares	11
3.6	Governmental Approvals	11
3.7	Offering	11
3.8	Certain Regulatory Matters	12
3.9	Tax Matters	12
3.10	Charter Documents; Books and Records	13
3.11	Financial Statements	13
3.12	Changes	14
3.13	Actions and Governmental Orders	15
3.14	Liabilities	15
3.15	Commitments	15
3.16	Compliance with Laws and Governmental Orders	17
3.17	Title; Properties; Permits	18
3.18	Related Party Transactions	19
3.19	Intellectual Property	19
3.20	Compliance with Other Instruments	20
3.21	Insurance	21
3.22	Employee Matters	21
3.23	No Brokers	22
3.24	Disclosure	22

4.	Representations and Warranties of the Purchasers	22

4.1	Authorization	22
4.2	Purchase Entirely for Own Account	22
4.3	Disclosure of Information	22
4.4	Accredited Investor	23

5.	Conditions of Purchasers’ Obligations at Closing	23

5.1	Representations and Warranties	23
5.2	Performance	23
5.3	Proceedings and Documents	23
5.4	Government Approvals and Consents	23
5.5	Amended Memorandum and Articles	23

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5.6	Investors’ Rights Agreement	23
5.7	Right of First Refusal and Co-Sale Agreement	24
5.8	Share Incentive Plan	24
5.9	Financial Statements	24
5.10	Board of Directors	24
5.11	Indemnification Agreement	24
5.12	Non-Competition, Non-Solicitation, Confidential Information, and Invention Assignment Agreements	24
5.13	Reserved	24
5.14	Legal Opinions	24
5.15	No Material Adverse Events	24
5.16	Restructuring	25
5.17	Business Plan and Budget	25
5.18	Waiver of Confidentiality Obligations in Business Contracts	25
5.19	Waiver of Employee Confidentiality and Non-competition Obligations	25
5.20	Alibaba Side Agreement	25
5.21	Bringdown Certificate	26
5.22	Due Diligence	26

6.	Conditions of the Company’s Obligations at Closing	26

6.1	Representations and Warranties	26
6.2	Payment of Purchase Price	26
6.3	Performance	26
6.4	Investors’ Rights Agreement	26
6.5	Right of First Refusal and Co-Sale Agreement	26
6.6	Government Approvals and Consents	26

7.	Covenants and Other Agreements	27

7.1	Use of Proceeds	27
7.2	Full-time Employment	27
7.3	Transfers and Licensing of Intellectual Property	27
7.4	Restructuring	28
7.5	Compliance with Applicable Laws	28
7.6	Confidentiality	28
7.7	Joint Lab Agreement	29
7.8	SAFE Registration	29
7.9	Management of Group Debt	29
7.10	Public Official Communication	30
7.11	Non-Compete	30
7.12	No Negotiation	31

8.	Miscellaneous	31

8.1	Indemnification by the Warrantors	31
8.2	Successors and Assigns	32
8.3	Governing Law and Dispute Resolution	32
8.4	Counterparts	32
8.5	Titles and Subtitles	33

8.6	Notices	33
8.7	Expenses	33
8.8	Amendments and Waivers	33
8.9	Severability	33
8.10	Entire Agreement	33
8.11	Specific Performance	34
8.12	No Waiver	34
8.13	Further Assurances	34

SCHEDULE AND EXHIBITS

SCHEDULE A	Schedule of Purchasers

SCHEDULE B	Disclosure Schedule

SCHEDULE 5.16(i)	Assets and Liabilities Transferred from Group to Sohu

SCHEDULE 5.16(ii)	Assets and Liabilities Transferred from Sohu to Group

SCHEDULE 5.16(iii)	Restructuring Plan

EXHIBIT A	Amended and Restated Memorandum and Articles of Association

EXHIBIT B	Investors’ Rights Agreement

EXHIBIT C	Right of First Refusal and Co-Sale Agreement

EXHIBIT D	Share Incentive Plan

EXHIBIT E	Form of Director Indemnification Agreement

EXHIBIT F	Form of Employment Agreement Form of Non-competition and Non-Solicitation Agreement Form of Confidential Information and Invention Assignment Agreement

EXHIBIT G	reserved

EXHIBIT H	Form of Opinion of Cayman Islands Special Counsel to the Company

EXHIBIT I	Form of Opinion of PRC Counsel to the Company

SOGOU INC.

SERIES A PREFERRED SHARE PURCHASE AGREEMENT

THIS SERIES A PREFERRED SHARE PURCHASE AGREEMENT (the “Agreement”) is made as of October 2, 2010, by and among Sogou Inc., a company incorporated under the Laws of the Cayman Islands (the “Company”), Sogou (BVI) Limited, a company duly incorporated and existing under the Laws of the British Virgin Islands (“Sogou BVI”), Sogou Hong Kong Limited, a company duly incorporated and existing under the Laws of the Hong Kong S.A.R. (“Sogou HK”), Beijing Sogou Technology Development Co., Ltd. (北京搜狗科技发展有限公司), a limited liability company duly organized and existing under the Laws of the PRC (the “PRC Subsidiary”), Beijing Sogou Information Service Co., Ltd. (北京搜狗信息服务有限公司), a limited liability company duly organized and existing under the Laws of the PRC (“Sogou Information”), and the purchasers listed on Schedule A hereto (each of which is herein referred to as a “Purchaser” and, collectively, the “Purchasers,” and with the Company, Sogou BVI, Sogou HK, the PRC Subsidiary and Sogou Information, the “Parties,” and each, a “Party”). Sohu.com Inc., a Delaware corporation (“Sohu”), is as signatory hereto and a Party to this Agreement solely for the purpose of Sections 3, 7.3, 7.4, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12 and 8.1 hereto.

RECITALS

A.

The Company wishes to issue and sell Series A Preferred Shares, par value US$0.001 per share, of the Company (the “Preferred Shares”) to the Purchasers, and Sogou BVI, Sogou HK, the PRC Subsidiary, Sogou Information and Sohu wish to induce the Purchasers to subscribe for such Preferred Shares, pursuant to the terms and subject to the conditions of this Agreement.

B.	The Purchasers wish to invest in the Company by subscribing for the Preferred Shares to be issued by the Company pursuant to the terms and subject to the conditions of this Agreement.

C.	The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants herein and other consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. For purpose of this Agreement:

(a) The term “Action” means any notice, charge, claim, action, complaint, petition, investigation, suit or other proceeding, whether administrative, civil or criminal, whether at Law or in equity, and whether or not before any mediator, arbitrator or Governmental Authority.

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(b) The term “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person.

(c) The term “Agreement” has the meaning set forth in the Preamble of this Agreement.

(d) The term “Alibaba” means Alibaba Investment Limited.

(e) The term “Amended Memorandum and Articles” has the meaning set forth in Section 5.5 hereof.

(f) The term “Ancillary Agreements” means, collectively, the Investors’ Rights Agreement, the Right of First Refusal & Co-Sale Agreement and the Indemnification Agreements, each as defined herein.

(g) The term “Arbitration Rules” has the meaning set forth in Section 8.3(b) hereof.

(h) The term “Board” or “Board of Directors” means the board of directors of the Company.

(i) The term “Business Day” means any weekday that the banks in the Cayman Islands, the Hong Kong S.A.R., the PRC, and the United States of America are generally open for business.

(j) The term “CFC” means controlled foreign corporation as defined in the Code.

(k) The term “Charter Documents” means, as to a Person, such Person’s certificate of incorporation, formation or registration (including, if relevant, certificates of change of name), memorandum of association, articles of association or incorporation, charter, by-laws, trust deed, trust instrument, partnership, operating agreement, limited liability company, joint venture or shareholders’ agreement or equivalent documents, and business license, in each case as amended.

(l) The term “Closing” has the meaning has set forth in Section 2.2 hereof.

(m) The term “Code” means the United States Internal Revenue Code of 1986, as amended.

(n) The term “Company” has the meaning set forth in the Preamble of this Agreement.

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(o) The term “Company Officials” has the meaning set forth in Section 3.16(e) hereof.

(p) The term “Compliance Laws” has the meaning set forth in Section 3.16(d) hereof.

(q) The term “Confidential Information” has the meaning has set forth in Section 7.6(a) hereof.

(r) The term “Contract” means, as to any Person, any contract, agreement, undertaking, understanding, indenture, note, bond, loan, instrument, lease, mortgage, deed of trust, franchise, or license to which such Person is a party or by which such Person or any of its property is bound, whether oral or written.

(s) The term “Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

(t) The term “Conversion Shares” means Ordinary Shares issuable upon conversion of any Preferred Shares.

(u) The term “Disclosing Party” has the meaning has set forth in Section 7.6(c) hereof.

(v) The term “Disclosure Schedule” has the meaning set forth in Section 3 hereof.

(w) The term “Equity Securities” means, with respect to a Person, any shares, share capital, registered capital, ownership interest, equity interest, or other securities of such Person, and any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plans or similar rights with respect to such Person, or any Contract of any kind for the purchase or acquisition from such Person of any of the foregoing, either directly or indirectly.

(x) The term “FCPA” has the meaning set forth in Section 3.16(d)(ii) hereof.

(y) The term “Financial Statements” has the meaning set forth in Section 3.11 hereof.

(z) The term “Foreign Exchange Authorization” has the meaning set forth in Section 3.8(b) hereof.

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(aa) The term “Government Approval” means any approval, authorization, release, order, or consent required to be obtained from, or any registration, qualification, designation, declaration, filing, notice, statement or other communication required to be filed with or delivered to, any Governmental Authority or any other Person, or any waiver of any of the foregoing.

(bb) The term “Governmental Authority” means any nation or government or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC, Hong Kong S.A.R., the Cayman Islands, the British Virgin Islands or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

(cc) The term “Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

(dd) The term “Group Companies” means, collectively, the Company, Sogou BVI, Sogou HK, the PRC Subsidiary and Sogou Information, together with each Subsidiary of the aforementioned entities, and each Person (other than a natural person) that is, directly or indirectly, Controlled by any of the foregoing, including but not limited to each joint venture in which any of the foregoing holds more than fifty percent (50%) of the voting power, and “Group” refers to all of Group Companies collectively.

(ee) The term “Hong Kong S.A.R.” means the Hong Kong Special Administrative Region.

(ff) The term “Indemnifiable Loss” has the meaning set forth in Section 8.1 hereof.

(gg) The term “Indemnification Agreement” has the meaning set forth in Section 5.11 hereof.

(hh) The term “Initial Public Offering” means the closing of the sale of Ordinary Shares (including American Depositary Receipts representing such shares) in the first firm-commitment underwritten public offering in the United States pursuant to an effective registration statement under the Securities Act or in an equivalent offering on an internationally recognized stock exchange other than in the United States.

(ii) The term “Intellectual Property” means any and all (i) patents, all patent rights and all applications therefor and all reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, author’s rights and works of authorship (including artwork of any kind and software of all types in whatever medium, inclusive of computer programs, source code, object code and executable code, and related documentation), (iv) URLs, domain names, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications for parts and devices, quality assurance and control procedures, design tools, manuals, research data concerning historic and current research and development efforts, including the results of successful and unsuccessful designs, databases and proprietary data, (vi) proprietary processes, technology, engineering, formulae, algorithms and operational procedures, (vii) trade names, trade dress, trademarks, domain names, and service marks, and registrations and applications therefor, and (viii) the goodwill of the business symbolized or represented by the foregoing, customer lists and other proprietary information and common-law rights.

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(jj) The term “Investors’ Rights Agreement” means the Investors’ Rights Agreement to be entered into by and among the parties thereto on or prior to the Closing, in the form attached hereto as Exhibit B.

(kk) The term “Key Employee” means, with respect to the Group Companies, the president, chief executive officer, chief financial officer, chief operating officer, chief technical officer and chief legal officer, any other employee with responsibilities similar to any of the foregoing, and the additional employees set forth in Section 3.22(a) of the Disclosure Schedule.

(ll) The term “Knowledge” means, with respect to the Warrantors, the knowledge of each of Wang Xiaochuan, Yang Hongtao, Ru Liyun, Yu Chuyuan, Zhang Chaoyang and Zhou Jing, and that knowledge which should have been acquired by each such individual after making such due inquiry and exercising such due diligence as a prudent business person would have made or exercised in the management of his or her business affairs, including but not limited to due inquiry of all officers, directors, employees, consultants and professional advisers (including attorneys, accountants and auditors) of the Group and of its Affiliates who could reasonably be expected to have knowledge of the matters in question, and where any statement in the representations and warranties hereunder is expressed to be given or made to a Person’s Knowledge, or so far as a party is aware, or is qualified in some other manner having a similar effect, the statement shall be deemed to be supplemented by the additional statement that such party has made such due inquiry and due diligence.

(mm) The term “Law” or “Laws” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any Governmental Order.

(nn) The term “Liabilities” means, with respect to any Person, all debts, obligations, liabilities owed by such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

(oo) The term “Lien” means any mortgage, pledge, claim, security interest, encumbrance, title defect, lien, charge, easement, adverse claim, restrictive covenant, or other restriction or limitation of any kind whatsoever, including any restriction on the use, voting, transfer, receipt of income, or exercise of any attributes of ownership.

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(pp) The term “Material Adverse Effect” means any (i) event, occurrence, fact, condition, change or development that has had, has, or could reasonably be expected to have a material adverse effect on the business, properties, employees, results of operations, conditions (financial or otherwise), assets or liabilities of the Group Companies taken as a whole, (ii) material impairment of the ability of any Group Company or Sohu to perform the material obligations of such Person hereunder or under any other Transaction Documents, as applicable, or (iii) material impairment of the validity or enforceability of this Agreement or any other Transaction Documents against any Group Company or Sohu.

(qq) The term “Material Contracts” has the meaning set forth in Section 3.15(a) hereof.

(rr) The term “Ordinary Shares” has the meaning set forth in Section 3.3(a) hereof.

(ss) The term “Party” and “Parties” has the meaning set forth in the Preamble of this Agreement.

(tt) The term “Permits” has the meaning set forth in Section 3.17(d) hereof.

(uu) The term “Permitted Liens” means (i) Liens for Taxes not yet delinquent or the validity of which are being contested and (ii) Liens incurred in the ordinary course of business, which (x) do not individually or in the aggregate materially detract from the value, use, or transferability of the assets that are subject to such Liens and (y) were not incurred in connection with the borrowing of money.

(vv) The term “Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

(ww) The term “PFIC” means a passive foreign investment company as defined in the Code.

(xx) The term “PRC” means the People’s Republic of China, but solely for the purposes of this Agreement and the other Transaction Documents, excluding the Hong Kong S.A.R., the Macau Special Administrative Region and the islands of Taiwan.

(yy) The term “PRC Subsidiary” has the meaning set forth in the Preamble of this Agreement.

(zz) The term “Preferred Shares” has the meaning set forth in the Recitals of this Agreement.

(aaa) The term “Principal Tribunal” has the meaning set forth in Section 8.3(c) hereof.

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(bbb) The term “Prohibited Person” means any Person that is (i) a national or resident of any U.S. embargoed or restricted country, (ii) included on, or Affiliated with any Person on, the United States Commerce Department’s Denied Parties List, Entities and Unverified Lists; the U.S. Department of Treasury’s Specially Designated Nationals, Specially Designated Narcotics Traffickers or Specially Designated Terrorists, or the Annex to Executive Order No. 13224; the Department of State’s Debarred List; UN Sanctions, (iii) a member of any PRC military organization, or (iv) a Person with whom business transactions, including exports and re-exports, are restricted by a U.S. Governmental Authority, including, in each clause above, any updates or revisions to the foregoing and any newly published rules.

(ccc) The term “Public Official” means any employee of a Governmental Authority, an active member of a political party engaged in political or governmental activities, a political candidate, officer of a public international organization, or officer or employee of a state-owned enterprise, including a PRC state-owned enterprise.

(ddd) The term “Purchase Price” has the meaning set forth in Section 2.1 hereof.

(eee) The term “Purchaser” and “Purchasers” has the meaning set forth in the Preamble of this Agreement.

(fff) The term “Real Property” has the meaning set forth in Section 3.17(b) hereof.

(ggg) The term “Related Party” has the meaning set forth in Section 3.18 hereof.

(hhh) The term “Related Party Contracts” has the meaning set forth in Section 3.18 hereof.

(iii) The term “Representatives” has the meaning set forth in Section 3.16(d) hereof.

(jjj) The term “Restructuring” has the meaning set forth in Section 5.16 hereof.

(kkk) The term “Right of First Refusal & Co-Sale Agreement” means the Right of First Refusal & Co-Sale Agreement to be entered into by and among the parties thereto on or prior to the Closing, in the form attached hereto as Exhibit C.

(lll) The term “SAFE” means the State Administration of Foreign Exchange of the PRC.

(mmm) The term “Securities” means the Shares and the Conversion Shares.

(nnn) The term “Securities Act” means the U.S. Securities Act of 1933, as amended and interpreted from time to time.

(ooo) The term “Share Incentive Plan” has the meaning set forth in Section 5.8 hereof.

(ppp) The term “Social Insurance” has the meaning set forth in Section 3.22(b) hereof.

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(qqq) The term “Sogou BVI” has the meaning set forth in the Preamble of this Agreement.

(rrr) The term “Sogou HK” has the meaning set forth in the Preamble of this Agreement.

(sss) The term “Sogou Information” has the meaning set forth in the Preamble of this Agreement.

(ttt) The term “Sohu” has the meaning set forth in the Preamble of this Agreement.

(uuu) The term “Statement Date” has the meaning set forth in Section 3.11 hereof.

(vvv) The term “Subsidiary” means, with respect to any specified Person, any Person of which the specified Person, directly or indirectly, owns or Controls more than fifty percent (50%) of the issued and outstanding authorized capital, share capital, voting interests or registered capital. For the avoidance of the doubt, a “variable interest entity” controlled by another entity shall be deemed a Subsidiary of that other entity.

(www) The term “Tax” means any national, provincial or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or any other type of tax, levy, assessment, custom duty or charge imposed by any Governmental Authority, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any loss or tax Liability incurred in connection with the determination, settlement or litigation of any Liability arising therefrom.

(xxx) The term “Tax Return” means any return, declaration, report, estimate, claim for refund, claim for extension, information return, or statement relating to any Tax, including any schedule or attachment thereto.

(yyy) The term “Transaction Documents” means this Agreement, the Ancillary Agreements, the Amended Memorandum and Articles, the exhibits attached to any of the foregoing and each of the agreements and other documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

(zzz) The term “US GAAP” means the generally accepted accounting principles established by the Financial Accounting Standards Board of the United States, as amended from time to time.

(aaaa) The term “U.S. real property holding corporation” has the meaning as defined in the Code.

(bbbb) The term “Warrantors” has the meaning set forth in Section 3 hereof.

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2. Purchase and Sale of Securities.

2.1 Sale and Issuance of Series A Preferred Shares. Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to subscribe for and purchase at the Closing and the Company agrees to sell and issue to each Purchaser at the Closing, that number of Preferred Shares set forth opposite such Purchaser’s name on Schedule A hereto, for a purchase price of US$0.625 per share, amounting to an aggregate subscription price set forth opposite such Purchaser’s name on Schedule A hereto (the “Purchase Price”).

2.2 Closing.

(a) The consummation of the purchase and sale of the Preferred Shares pursuant to Section 2.1 hereto (the “Closing”) shall take place at the offices of Sohu in Beijing as soon as practicable after all closing conditions specified in Section 5 and Section 6 hereof have been waived or satisfied (except those that by their nature cannot be satisfied until the Closing) and in no event later than October 24, 2010, or at such other time and place as the Company and Purchasers agree upon orally or in writing. If at the Closing any of the closing conditions specified in Section 5 of this Agreement shall not have been fulfilled or waived by all the Purchasers, the Purchasers shall, at their election, be relieved of all of their obligations under this Agreement without thereby waiving any other right the Purchasers may have by reason of such failure or such non-fulfillment.

(b) At the Closing, the Company shall deliver to each Purchaser a copy of the updated register of members of the Company, certified by the registered agent of the Company, reflecting the issuance to such Purchaser of the Preferred Shares being purchased by such Purchaser at the Closing, and a certificate representing the Preferred Shares being purchased by such Purchaser at such Closing, against payment of such Purchase Price therefor by wire transfer of immediately available funds by the Purchaser to a bank account designated in writing by the Company at least three (3) Business Days prior to the Closing.

3. Representations and Warranties of the Warrantors. Subject to such exceptions as set forth in the disclosure schedule attached hereto as Schedule B (the “Disclosure Schedule”) furnished to each Purchaser, each of the Company, Sogou BVI, Sogou HK, the PRC Subsidiary, Sogou Information and Sohu (collectively, the “Warrantors”) hereby, jointly and severally, represents and warrants to each Purchaser that each of the statements contained in this Section 3 is true and complete as of the date of this Agreement, and that each of such statements shall be true and complete on and as of the date of the Closing, with the same effect as if made on and as of the date of the Closing.

3.1 Organization, Good Standing and Qualification. The Company is duly organized, validly existing and in good standing under, and by virtue of, the Laws of the Cayman Islands.Sogou BVI is duly organized, validly existing and in good standing under, and by virtue of, the Laws of the British Virgin Islands and wholly-owned by the Company. Sogou HK is duly organized, validly existing and in good standing under, and by virtue of, the Laws of Hong Kong S.A.R and wholly-owned by Sogou BVI. The PRC Subsidiary is a wholly foreign-owned enterprise of Sogou BVI duly organized, validly existing and in good standing under, and by virtue of, the Laws of the PRC. Sogou Information is duly organized, validly existing and in good standing under, and by virtue of, the Laws of the PRC. Sohu.com Inc. is a corporation duly organized, validly existing and in good standing under, and by virtue of, the Laws of the State of Delaware. Each of the Group Companies and Sohu has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted and is duly qualified to transact business and is in good standing in each other jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

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3.2 Corporate Structure; Subsidiaries. Section 3.2 of the Disclosure Schedule sets forth a complete structure chart showing the Group Companies, and indicating the ownership and Control relationships among all Group Companies (i) as of the Closing and (ii) upon the completion of the Restructuring. Except as set forth on Section 3.2 of the Disclosure Schedule, no Group Company owns or Controls, or has ever owned or Controlled, directly or indirectly, any interest or share in any other Person or is or was a participant in any joint venture, partnership or similar arrangement. No Group Company is obligated to make any investment in or capital contribution in or on behalf of any other Person.

3.3 Capitalization

(a) The capitalization of each Group Company as described on Schedule 3.3 hereto is true and accurate.

(b) No Other Securities. Except as set forth in this Section 3.3, and except for (i) the conversion privileges of the Preferred Shares, (ii) certain rights provided in the Investors’ Rights Agreement and the Right of First Refusal & Co-Sale Agreement and (iii) awards issued or issuable under the Share Incentive Plan, there are no and at the Closing there shall not be any authorized or outstanding Equity Securities of any Group Company. No Group Company is a party or subject to any agreement that affects or relates to the voting or giving of written consents with respect to, or the right to cause the registration, redemption, or repurchase of, any Equity Security of such Group Company.

(c) Issuance and Status. All presently outstanding Equity Securities of each Group Company were duly and validly issued (or subscribed for) in compliance with all applicable Laws, preemptive rights of any Person, and applicable Contracts and are fully paid and non-assessable. All share capital of each Group Company is and as of the Closing shall be free of any and all Liens (except for any restrictions on transfer under the Transaction Documents). There are no (i) resolutions pending to increase the share capital of any Group Company or cause the liquidation, winding up, or dissolution of any Group Company or (ii) dividends which have accrued or been declared but are unpaid by any Group Company.

(d) Vesting. No Group Company’s Contracts relating to its Equity Securities provides for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events. No Group Company has ever adjusted or amended the exercise price of any share options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means.

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3.4 Authorization. Each Warrantor has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations thereunder. All corporate action on the part of each Warrantor and their respective officers, directors and shareholders necessary for the authorization, execution and delivery of the Transaction Documents to which each is a party, the performance of all obligations of each Warrantor hereunder and thereunder, and the consummation of the transactions contemplated herein and therein (in the case of the Company, the authorization, issuance (or reservation for issuance), sale and delivery of the Preferred Shares) has been taken or will be taken prior to the Closing. This Agreement has been duly executed and delivered by each Warrantor. This Agreement constitutes, and when executed and delivered by the parties thereto the other Transaction Documents will constitute, valid and legally binding obligations of each Warrantor that is a party thereto, enforceable against such Warrantor in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable securities laws.

3.5 Valid Issuance of Series A Preferred Shares and Conversion Shares. The Preferred Shares being purchased by the Purchasers hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free from any Liens (other than restrictions on transfer under the Transaction Documents and under applicable securities Laws). The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Amended Memorandum and Articles, will be duly and validly issued, fully paid, and nonassessable and will be free from any Liens (other than restrictions on transfer under the Transaction Documents and under applicable securities Laws).

3.6 Governmental Approvals. No Government Approval on the part of any Group Company or Sohu is required on or prior to the Closing in connection with its valid execution, delivery, or performance of the transactions contemplated by this Agreement or the other Transaction Documents or the offer, sale, issuance or reservation for issuance of any Securities.

3.7 Offering. Subject in part to the truth and accuracy of the Purchasers’ representations set forth in Section 4 of this Agreement, the offer and sale of the Preferred Shares as contemplated by the Transaction Documents are exempt from the qualification, registration and prospectus delivery requirements of the Securities Act and any applicable securities Laws.

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3.8 Certain Regulatory Matters.

(a) The Group Companies have obtained any and all Government Approvals required to be obtained on or prior to the Closing and have fulfilled any and all filings and registration requirements with applicable Governmental Authorities necessary in respect the Group Companies and their operations. All such filings and registrations with applicable Governmental Authorities required in respect of the Group Companies, including but not limited to the registrations with the Ministry of Commerce (or any predecessors), the State Administration of Industry and Commerce, SAFE, the Ministry of Industry and Information Technology, the Ministry of Culture, the General Administration for Press and Publication, the State Administration for Radio, Film and Television, tax bureau, customs authorities and the local counterparts of each of such Governmental Authorities, as applicable, have been duly completed in accordance with applicable Law. No Group Company has received any letter or notice from any applicable Governmental Authorities notifying it of the revocation of any Government Approval issued to it or the need for compliance or remedial actions in respect of the activities carried out directly or indirectly by any Group Company. Each Group Company has been conducting its business activities within the permitted scope of business or is otherwise operating its businesses in full compliance with all relevant Laws and Governmental Orders. No Group Company has reason to believe that any authorization of any Governmental Authority, license or permit requisite for the conduct of any part of its business which is subject to periodic renewal will not be granted or renewed by the relevant Governmental Authorities.

(b) Except as set forth in Section 3.8(b) of the Disclosure Schedule, each of the PRC Subsidiary and Sogou Information upon its formation has obtained any certificates, approvals, permits, licenses, registration receipts and any similar authority necessary under PRC Laws to conduct foreign exchange transactions (collectively, the “Foreign Exchange Authorization”) as now being conducted by it, the lack of which could cause a Material Adverse Effect, and believes it can obtain, without undue burden or expense, any such Foreign Exchange Authorization for the conduct of foreign exchange transactions as planned to be conducted. All existing Foreign Exchange Authorization held by the PRC Subsidiary and Sogou Information upon its formation are valid, and the PRC Subsidiary and Sogou Information upon its formation is not in default in any material respect under any of such Foreign Exchange Authorization.

3.9 Tax Matters

(a) Each Group Company (i) has timely filed all Tax Returns that are required to have been filed by it with any Governmental Authority, (ii) has timely paid all Taxes owed by it which are due and payable (whether or not shown on any Tax Return) and withheld and remitted to the appropriate Governmental Authority all Taxes which it is obligated to withhold and remit from amounts owing to any employee, creditor, customer or third party, and (iii) has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency other than, in the case of clauses (i) and (ii), unpaid Taxes that are in contest with Tax authorities by such Group Company in good faith or nonmaterial in amount.

(b) Each Tax Return referred to in paragraph (a) above was properly prepared in compliance with applicable Law and was (and will be) true, correct and complete in all material respects. None of such Tax Returns contains a statement that is false or misleading or omits any matter that is required to be included or without which the statement would be false or misleading. No reporting position was taken on any such Tax Return which has not been disclosed to the appropriate Tax authority or in such Tax Return, as may be required by Law. All records relating to such Tax Returns or to the preparation thereof required by applicable Law to be maintained by applicable Group Company have been duly maintained. No written claim has been made by a Government Authority in a jurisdiction where the Group does not file Tax Returns that any Group Company is or may be subject to taxation by that jurisdiction.

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(c) The assessment of any additional Taxes with respect to the applicable Group Company for periods for which Tax Returns have been filed is not expected to exceed the recorded Liability therefor in the most recent balance sheet in the Financial Statements (as defined below), and there are unresolved questions or claims concerning any Tax Liability of any Group Company. Since the Statement Date (as defined below), no Group Company has incurred any liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice. There is no pending dispute with, or notice from, any Tax authority relating to any of the Tax Returns filed by any Group Company, and to the Knowledge of the applicable Group Company and each of the Warrantors, there is no proposed Liability for a deficiency in any Tax to be imposed upon the properties or assets of any Group Company.

(d) No Group Company has been the subject of any examination or investigation by any Tax authority relating to the conduct of its business or the payment or withholding of Taxes that has not been resolved or is currently the subject of any examination or investigation by any Tax authority relating to the conduct of its business or the payment or withholding of Taxes. No Group Company is responsible for the Taxes of any other Person by reason of contract, successor liability or otherwise.

(e) No Group Company is or has ever been a PFIC. No Group Company anticipates that it will become a PFIC for the current taxable year or any future taxable year.

3.10 Charter Documents; Books and Records. The Charter Documents of each Group Company are in the form provided to the Purchasers. Each Group Company maintains its books of accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior practice, and which permits its Financial Statements (as defined below) to be prepared in accordance with US GAAP.

3.11 Financial Statements. Section 3.11 of the Disclosure Schedule sets forth, and the Company has delivered to each of the Purchasers, the unaudited management accounts for the Group Companies for the twelve-month period ended December 31, 2008, the audited consolidated financial statements (balance sheet and income and cash flow statements) of the Group as of and for the twelve-month period ended December 31, 2009 and the unaudited consolidated financial statements (balance sheet and income and cash flow statements) of the Group reviewed by the Company’s auditor as of and for the six (6)-month period ended June 30, 2010 (the “Statement Date”) (collectively, the financial statements referred to above, the “Financial Statements”). The Financial Statements (i) have been prepared in accordance with the books and records of Group and in accordance with US GAAP (except that the unaudited Financial Statements may not contain all footnotes required by US GAAP), and (ii) fairly present, in all material respects, the financial condition and position of the Group as of the dates indicated therein and the results of operations and cash flows of the Group for the periods indicated therein subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. No Group Company is owed any accounts receivables.

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3.12 Changes. Since the Statement Date, the Group has operated its business in the ordinary course consistent with its past practice, there has not been any Material Adverse Effect or any material change in the way the Group conducts its business, no Group Company has entered into any transaction outside of the ordinary course of business consistent with its past practice, and there has not been by or with respect to any Group Company:

(a) any purchase, acquisition, sale, lease, disposal of or other transfer of any assets that are individually or in the aggregate material to its business, whether tangible or intangible, other than the purchase or sale of inventory in the ordinary course of business consistent with its past practice, and no acquisition (by merger, consolidation or other combination, or acquisition of stock or assets, or otherwise) of any business or other Person or division thereof;

(b) any waiver, termination, settlement or compromise of a valuable right or of a debt;

(c) any incurrence, creation, assumption, repayment, satisfaction, or discharge of (i) any material Lien (other than Permitted Liens) or (ii) any indebtedness or guarantee, or the making of any loan or advance (other than reasonable and normal advances to employees for bona fide expenses that are incurred in the ordinary course of business consistent with its past practice), or the making of any material investment or capital contribution (which shall include, without limitation, any investment or capital contribution in an amount exceeding (in any single or series of related transactions) US$500,000);

(d) any amendment to any Material Contract, any entering of any new Material Contract, or any termination of any Contract that would have been a Material Contract if in effect on the date hereof, or any amendment to any Charter Document, or any indication of any intention to amend, enter into or terminate any Material Contract, or any amendment to or waiver under any Charter Document;

(e) any employment, termination of employment, or material change in any compensation arrangement or agreement with any Key Employee of any Group Company (which shall include, without limitation, any change by more than ten percent (10%) of the aggregate annual compensation due to any Key Employee);

(f) any declaration, setting aside or payment or other distribution in respect of any Equity Securities, or any direct or indirect redemption, purchase or other acquisition of any Equity Securities;

(g) any material damage, destruction or loss, whether or not covered by insurance, adversely affecting the assets, properties, financial condition, operation or business of any Group Company (which shall include, without limitation, any damage, destruction or loss in an aggregate amount exceeding US$500,000);

(h) any material change in accounting methods or practices or any revaluation of any of its assets;

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(i) except in the ordinary course of business consistent with its past practice, entry into any closing agreement in respect of material Taxes, settlement of any claim or assessment in respect of any material Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of any material Taxes, entry or change of any material Tax election, change of any method of accounting resulting in a material amount of additional Tax or filing of any material amended Tax Return;

(j) any commencement or settlement of any material Action; or

(k) any agreement or commitment to do any of the things described in this Section 3.12.

3.13 Actions and Governmental Orders. There is no Action pending or currently threatened against any Group Company or Sohu or, to the Knowledge of any Warrantor, any of the officers, directors or employees of any Group Company with respect to the businesses or proposed business activities of any Group Company, nor is any Warrantor aware of any basis for any of the foregoing, including with respect to any Action involving the prior employment of any of the employees of any Group Company, their use in connection with such Group Company’s business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. There is no Governmental Order in effect and binding on any Group Company or their respective assets or properties. There is no Action by any Group Company pending or which such Person intends to initiate against any third party. No Government Authority has at any time materially challenged or questioned in writing the legal right of any Group Company to conduct its business as presently being conducted or proposed to be conducted. No Group Company has received any opinion or memorandum or advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

3.14 Liabilities. No Group Company has any Liabilities except for (i) liabilities set forth in the Financial Statements that have not been satisfied since the Statement Date, and (ii) current liabilities incurred since the date of the most recent management accounts following the Statement Date in the ordinary course of the Group’s business consistent with its past practices that do not exceed US$500,000 in the aggregate.

3.15 Commitments.

(a) Section 3.15(a) of the Disclosure Schedule contains a complete and accurate list of each Contract to which a Group Company is bound that

(i) involves obligations (contingent or otherwise) of, or payments in excess of, US$500,000 individually or in the aggregate per annum or that has terms in excess of one (1) year,

(ii) restricts the ability of a Group Company to compete or to conduct or engage in any business or activity or in any territory,

(iii) relates to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any Equity Securities,

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(iv) involves any provisions providing exclusivity, “change in control”, “most favored nations”, rights of first refusal or first negotiation or similar rights, or grants a power of attorney, agency or similar authority,

(v) on which the business of any Group Company is substantially dependent or which is otherwise material to the business of any Group Company,

(vi) involves indebtedness, an extension of credit, a guaranty or assumption of any obligation, or the grant of a Lien in excess of US$500,000,

(vii) involves the lease, license, sale, use, disposition or acquisition of a material amount of assets or of a business,

(viii) involves the waiver, compromise, or settlement of any material dispute, claim, litigation or arbitration,

(ix) involves the ownership or lease of, title to, use of, or any leasehold or other interest in, any real or personal property (except for personal property leases involving payments of less than US$100,000 per annum),

(x) involves the establishment, contribution to, or operation of a partnership, joint venture, franchise or involving a sharing of profits or losses, or any investment in, loan to or acquisition or sale of the securities, equity interests or assets of any Person,

(xi) is with any Person listed in Section 3.22(a) of the Disclosure Schedule,

(xii) is entered into pursuant to the Restructuring described in Schedule 5.16 attached hereto,

(xiii) is with a Governmental Authority or state owned enterprise (except for any agreement or series of related agreements involving payments of less than US$100,000), or

(xiv) is otherwise material to any Group Company (collectively, the “Material Contracts”).

(b) A true, fully-executed copy of each Material Contract has been made available to the Purchasers. No Group Company is subject to any non-written Material Contracts. Each Material Contract is a valid and binding agreement of the Group Company that is a party thereto, the performance of which does not and will not violate any applicable Law or Governmental Order, and is in full force and effect, and such Group Company has duly performed all of its obligations under each Material Contract to the extent that such obligations to perform have accrued, and no breach or default, alleged breach or alleged default, or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by such Group Company or, to the Knowledge of the Warrantors, any other party or obligor with respect thereto, has occurred, or as a result of the execution, delivery, and performance of the Transaction Documents will occur. No Group Company has given notice (whether or not written) that it intends to terminate a Material Contract or that any other party thereto has breached, violated or defaulted under any Material Contract. No Group Company has received any notice (whether written or not) that it has breached, violated or defaulted under any Material Contract or that any other party thereto intends to terminate such Material Contract.

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3.16 Compliance with Laws and Governmental Orders.

(a) Except as set forth in Section 3.16 of the Disclosure Schedule, each Group Company has been and is in compliance with all Laws and all Governmental Orders that are applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets or properties.

(b) No event has occurred and no circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a material violation by any Group Company of, or a material failure on the part of such Group Company to comply with, any Law or Governmental Order or (ii) may give rise to any obligation on the part of a Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(c) No Group Company has received any notice from any Governmental Authority regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Law or Governmental Order or (ii) any actual, alleged, possible or potential obligation on the part of such Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. To the Knowledge of the Warrantors, no Group Company is under investigation with respect to a violation of any Law or Governmental Order.

(d) Each Group Company and each of its directors, officers, employees, agents and other persons authorized to act on its behalf (collectively, “Representatives”), are in compliance with and have complied with all applicable anti-bribery, anti-corruption, anti-money laundering, recordkeeping and internal controls Laws (collectively, the “Compliance Laws”). Without limiting the foregoing, neither any Group Company, nor any Representative has, directly or indirectly, offered, authorized, promised, condoned, participated in, or received notice of any allegation of

(i) the making of any gift or payment of anything of value to any Public Official by any Person to obtain any improper advantage, affect or influence any act or decision of any such Public Official, or assist any Group Company in obtaining or retaining business for, or with, or directing business to, any Person,

(ii) the taking of any action by any Person which (1) would violate the Foreign Corrupt Practices Act of the United States of America (“FCPA”), as amended, if taken by an entity subject to the FCPA or (2) could reasonably be expected to constitute a violation of any applicable Compliance Law, or

(iii) the making of any false or fictitious entries in the books or records of any Group Company by any Person.

(e) none of the current or former Representatives of any Group Company (the “Company Officials”) are or were Public Officials. No Company Official has been involved on behalf of a Government Authority in decisions as to whether any Group Company or the Purchasers would be awarded business or that otherwise could benefit any Group Company or the Purchasers, or in the appointment, promotion, or compensation of persons who will make such decisions. No such Company Officials will use their government positions to influence acts or decisions of a government for the benefit of any Group Company or the Purchasers.

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(f) No Group Company or Representative is a Prohibited Person, and no Prohibited Person will be given an offer to become an employee, officer, consultant or director of any Group Company. No Group Company has conducted or agreed to conduct any business, or entered into or agreed to enter into any transaction with a Prohibited Person.

(g) The business of each Group Company as now conducted and proposed to be conducted (including any business proposed to be conducted by entities that are not currently existing as of the Closing) are in compliance with all Laws and regulations that may be applicable, including without limitation all Laws of the PRC with respect to mergers, acquisitions, foreign investment and foreign exchange transactions.

3.17 Title; Properties; Permits.

(a) Title. The Group Companies have good and valid title to, or a valid leasehold interest in, all of their assets, whether real, personal or mixed, purported to be owned by them (including but not limited to all such assets reflected in the Financial Statements), free and clear of any Liens, other than Permitted Liens. The foregoing assets collectively represent in all material respects all assets, rights and properties necessary for the conduct of the business of the Group in the manner conducted during the periods covered by the Financial Statements. Except for leased items, no Person other than a Group Company owns any interest in any such assets. All leases of real or personal property to which a Group Company is a party are fully effective and afford the Group Company valid leasehold possession of the real or personal property that is the subject of the lease.

(b) Real Property. No Group Company owns any real property or has any easements, licenses, rights of way, or other interests in or to real property, except for the leasehold interests to real property listed on Section 3.17(b) of the Disclosure Schedule (“Real Property”). All such leasehold properties are held under valid, binding and enforceable leases of a Group Company. To the Knowledge of the Warrantors, all structures, improvements and appurtenances on the Real Property lie wholly within the boundaries of such Real Property and do not encroach upon the property of, or otherwise conflict with the property rights of, any adjoining property owner. To the Knowledge of the Warrantors, all structures and improvements on the Real Properties, and appurtenances thereto, and the roof, walls and other structural components which are part thereof, and the heating, air conditioning, plumbing and other mechanical facilities thereof, are in good condition and repair in all material respects (reasonable wear and tear excepted) and without structural defects. Except as set forth on Section 3.17(b) of the Disclosure Schedule, there are no real properties shared with any other Person which is not a Group Company, which are used in connection with the business of the Group.

(c) Personal Property. Section 3.17(c) of the Disclosure Schedule sets forth a complete and accurate list of all personal property owned or leased by a Group Company with an individual book or fair market value of US$20,000 or greater. All machinery, vehicles, equipment and other tangible personal property owned or leased by a Group Company are (i) in good condition and repair in all material respects (reasonable wear and tear excepted) and (ii) not obsolete or in need in any material respect of renewal or replacement, except for renewal or replacement in the ordinary course of business.

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(d) Permits. Except as set forth in Section 3.17(d)(A) of the Disclosure Schedule, each Group Company has all material authorizations, approvals, permits, certificates and licenses, including without limitation any special approval or permits required under the Laws of the PRC (“Permits”) necessary for its respective business and operations as now conducted or planned to be conducted. Section 3.17(d)(B) of the Disclosure Schedule is a complete list of such Permits, together with the name of the entity issuing each such Permit. Except as specifically noted thereon, (i) each such Permit is valid and in full force and effect, (ii) no Group Company is in default or violation of any such Permit, (iii) no Group Company has received any written notice from any Governmental Authority regarding any actual or possible default or violation of any such Permit, (iv) each such Permit will remain in full force and effect upon the consummation of the transactions contemplated hereby for not less than one (1) year after the Closing, and (v) to the Knowledge of the Warrantors, no suspension, cancellation or termination of any such Permits is threatened or imminent.

3.18 Related Party Transactions. Except otherwise disclosed in Section 3.18 of the Disclosure Schedule, no officer, director or employee of any Group Company or any “affiliate” or “associate” (as those terms are defined in Rule 405 promulgated under the Securities Act) of any of them (each of the foregoing, a “Related Party”), has any Contract with any Group Company (each, a “Related Party Contract”) nor is there currently any proposed Related Party Contract. Each Related Party Contract is on terms and conditions as favorable to the applicable Group Company as would have been obtainable by it at the time in a comparable arm’s-length transaction with an unrelated party. Except otherwise disclosed in the Disclosure Schedule, no Related Party has any direct or indirect ownership interest in any Person (other than a Group Company) with which a Group Company is affiliated or with which a Group Company has a business relationship, or any Person (other than a Group Company) that competes with any Group Company (except that a Related Party may have a passive investment of less than 3% of the stock of any publicly traded company that engages in the foregoing). No Related Party has any interest, either directly or indirectly, in (i) any Person which purchases from or sells, licenses or furnishes to a Group Company any goods, property, intellectual or other property rights or services or (ii) any Contract to which a Group Company is a party or by which it may be bound or affected. None of the Group Companies is indebted, directly or indirectly, to any Related Party, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees of such Group Company.

3.19 Intellectual Property.

(a) Each Group Company owns or otherwise has the sufficient right or license to use all Intellectual Property necessary for its business as currently conducted and presently planned to be conducted without any violation or infringement of the rights of others, free and clear of all Liens other than Permitted Liens. Section 3.19(a)A of the Disclosure Schedule contains a complete and accurate list of all material Intellectual Property owned, licensed to or used by each Group Company, whether registered or not, and a complete and accurate list of all licenses granted by any Group Company to any third party with respect to any Intellectual Property. Except as set forth in Section 3.19(a)B of the Disclosure Schedule, there is no pending or, to the Knowledge of any Warrantor, threatened, claim or litigation against any Group Company, contesting the right to use its Intellectual Property, asserting the misuse thereof, or asserting the infringement or other violation of any Intellectual Property of any third party. All material inventions and material know-how conceived by all employees of the Group and related to the businesses of the Group are “works made for hire”, and all right, title, and interest therein, including any applications therefore, have been transferred and assigned to, and are currently owned by, the Group.

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(b) Neither Sohu nor any of its Affiliates owns any Intellectual Property that are necessary for the business as currently conducted and presently planned to be conducted by any Group Company.

(c) No proceedings or claims in which any Group Company alleges that any Person is infringing upon, or otherwise violating, any Group Company’s Intellectual Property rights are pending, and none has been served, instituted or asserted by any Group Company.

(d) To the Knowledge of the Warrantors, none of the Key Employees of any Group Company is obligated under any Contract, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of such Group Company or that would conflict with the business of such Group Company as presently conducted. It will not be necessary to utilize in the course of any Group Company’s business operations any inventions of any of the respective employees of any Group Company made prior to their employment by such Group Company, except for inventions that have been validly and properly assigned or licensed to the Group Company as of the date hereof.

(e) Each Group Company has taken all security measures that in the judgment of such Group Company are commercially prudent in order to protect the secrecy, confidentiality and value of their respective Intellectual Property.

3.20 Compliance with Other Instruments. No Group Company is in violation or default of any provision of its Charter Documents, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its Knowledge, of any provision of any foreign or local statute, rule or regulation applicable to such Group Company, except such violations or defaults as are not reasonably expected to have a material adverse effect on its business or properties. The execution, delivery and performance by each Group Company and Sohu of and compliance by each with each of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, will not result in (i) any such violation or default or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, a default under (1) the Charter Documents of any Group Company, (2) any Material Contract, or (3) any applicable Law, (ii) the creation or imposition of any material Lien upon, or with respect to, any of the properties, assets or rights of any Group Company, or (iii) any termination, modification, cancellation, or suspension of any material right of, or any augmentation or acceleration of any material obligation of, any Group Company.

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3.21 Insurance. Each Group Company has in full force and effect insurance coverage of such types and at the coverage levels as are prudent and customary for similarly situated companies. Section 3.21 of the Disclosure Schedule sets forth the material insurance policies and bonds maintained by each Group Company as well as the name of the insurer under each such policy and bond, the type of policy or bond, the coverage amount, any applicable deductible, and all material claims made under thereunder in the past three (3) years. There is no material claim pending thereunder as to which coverage has been questioned, denied or disputed. All premiums due and payable under all such policies and bonds have been timely paid, and each Group Company is otherwise in compliance in all material respects with the terms of such policies and bonds.

3.22 Employee Matters.

(a) Employees. Section 3.22(a) of the Disclosure Schedule enumerates each Key Employee of each Group Company as of the Closing. The title and compensation of each such Key Employee is as set forth in the schedule provided by the Company to the Investors (Zhang Wei of Alibaba) in August 2010. Each such individual is currently devoting all of his or her business time to the conduct of the business of the Group. No such individual (and no group of employees) has given any notice of an intent to resign, and no Group Company has any intention of terminating the employment of any such individual or any group of employees. To the Knowledge of the Warrantors, no Key Employee of any Group Company is obligated under, or in material violation of any term of, any Contract or any Governmental Order relating to the right of any such individual to be employed by, or to contract with, such Group Company. No Group Company has received any notice alleging that any such violation has occurred. No Group Company is a party to any collective bargaining agreements or other Contract with any union or guild, and there are no labor unions, works council or other organizations representing any employee of any Group Company. No employee of the Group Companies is owed any back wages or other compensation for services.

(b) Actions; Compliance. There is no, and there has not been in the last three (3) years, any material Action relating to the violation or alleged violation of any Law by any Group Company pertaining to labor relations or employment matters, including any charge or complaint filed by an employee with any Governmental Authority or any Group Company. Each Group Company has complied in all material respects with all Laws relating to employment, wages, hours, overtime, working conditions, benefits, retirement, termination, Taxes, and health and safety. Each Group Company is in compliance with each Law relating to its provision of any form of social insurance (“Social Insurance”), and has paid, or made provision for the payment of, all Social Insurance contributions required under applicable Law. There has not been, and there is not now pending or, to the Knowledge of the Warrantors, threatened, any strike, union organization activity, lockout, slowdown, picketing, or work stoppage with respect to the employees of any Group Company or any unfair labor practice charge against any Group Company. There is no pending internal investigation related to any employee or consultant of any Group Company. Each of the employees of each Group Company is subject to a written employment agreement with such Group Company in full compliance with applicable Law, and each of the consultants of each Group Company is subject to an agreement to the extent required by applicable Law and in full compliance with applicable Law.

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3.23 No Brokers. No Group Company or Sohu has any Contract with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement or by any of the Transaction Documents, and none of them has incurred any Liability for any brokerage fees, agents’ fees, commissions or finders’ fees in connection with any of the Transaction Documents or the consummation of the transactions contemplated therein.

3.24 Disclosure. The Company and Sohu have provided the Purchasers with all the information regarding the Group Companies that is reasonably sufficient for deciding whether to purchase the Preferred Shares, including certain projections describing its proposed business plan, which was prepared in good faith. No representation or warranty of the Warrantors contained in this Agreement or any certificate furnished or to be furnished to the Purchasers at the Closing under this Agreement, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. To the Knowledge of the Warrantors, there is no fact that the Warrantors have not disclosed to the Purchasers and that has had or would reasonably be expected to have an adverse effect upon the financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of any Group Company.

4. Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company that:

4.1 Authorization. Such Purchaser has full power and authority to enter into this Agreement and the Transaction Documents to which it is a party, and the Agreement constitutes, and when executed and delivered by the parties thereto each such Transaction Document will constitute, its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable securities Laws.

4.2 Purchase Entirely for Own Account. The Securities purchased hereunder will be acquired for investment for such Purchaser’s own account or the account of one or more of such Purchaser’s Affiliates, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

4.3 Disclosure of Information. Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Preferred Shares and the business, properties and financial condition of the Group. Notwithstanding the foregoing, each Party acknowledges and agrees that the foregoing shall not in any way limit, reduce or affect the representations and warranties provided by the Warrantors in this Agreement or the right of the Purchasers to rely thereon.

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4.4 Accredited Investor. Such Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, under the Securities Act.

5. Conditions of Purchasers’ Obligations at Closing. The obligations of each Purchaser under Section 2.1 of this Agreement, unless otherwise waived in writing by all the Purchasers, are subject to the fulfillment on or before the Closing of each of the following conditions:

5.1 Representations and Warranties. Each of the representations and warranties of the Warrantors contained in Section 3 hereto shall be true and complete when made and shall be true and complete on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing, except in either case for those representations and warranties that address matters only as of a particular date, which representations will have been true and complete as of such particular date.

5.2 Performance. Each Group Company and Sohu shall have performed and complied in all material respects with all agreements, obligations and conditions contained in the Transaction Documents that are required to be performed or complied with by it on or before the Closing.

5.3 Proceedings and Documents. All corporate, legal and other proceedings in connection with the transactions contemplated by this Agreement and the other Transaction Documents required to be taken by each Group Company and Sohu on or prior to the Closing shall have been completed in form and substance reasonably satisfactory to the Purchasers, and the Purchasers shall have received all such counterpart original and certified or other copies of such documents as it may have reasonably requested in connection with such proceedings.

5.4 Government Approvals and Consents. This Agreement and the other Transaction Documents, and the transactions contemplated hereby and thereby, shall not be prohibited by any Laws. All Government Approvals of any Governmental Authority or of any other third Person that are required to be obtained by any Group Company or Sohu on or prior to the Closing in connection with the consummation of the transactions contemplated by the Transaction Documents (including but not limited to those related to the lawful issuance and sale of the Preferred Shares and all waivers for any rights of first refusal, preemptive rights, put or call rights, or other rights triggered by Transaction Documents) shall have been duly obtained and effective as of the Closing.

5.5 Amended Memorandum and Articles. The Amended and Restated Memorandum and Articles of Association of the Company in the form attached hereto as Exhibit A (the “Amended Memorandum and Articles”) shall have been duly adopted by all necessary actions of the Board of Directors and/or the members of the Company and shall have been duly filed with the appropriate authority(ies) of the Cayman Islands, and such adoption shall have become effective prior to the Closing with no alternation or amendment.

5.6 Investors’ Rights Agreement. Each of the parties to the Investors’ Rights Agreement shall have executed and delivered such agreement to the Purchasers.

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5.7 Right of First Refusal and Co-Sale Agreement. Each of the parties to the Right of First Refusal and Co-Sale Agreement shall have executed and delivered such agreement to the Purchasers.

5.8 Share Incentive Plan. The Company shall have duly adopted and made effective the Share Incentive Plan, in form and substance satisfactory to the Purchasers, to be attached hereto as Exhibit D (the “Share Incentive Plan”), by all necessary corporate action of the Board of Directors and shareholders of the Company.

5.9 Financial Statements. The Company shall have delivered to each Purchaser (i) the Financial Statements, (ii) the quarterly management accounts of the Group Companies for each completed fiscal quarter from the Statement Date to the date of the Closing, and (iii) monthly operating metrics for each completed calendar month from the Statement Date to the date of the Closing.

5.10 Board of Directors. The Company shall have taken all necessary corporate action such that immediately following the Closing the Board of Directors of the Company shall have five (5) members, which members shall be Xiaochuan Wang, Charles Zhang, CarolYu, Sam Qian, and Zeng Ming.

5.11 Indemnification Agreement. The Company shall have executed and delivered to each director designated by the Purchasers an Indemnification Agreement (the “Indemnification Agreement “) in form and substance satisfactory to the Purchasers, to be attached hereto as Exhibit E.

5.12 Non-Competition, Non-Solicitation, Confidential Information, and Invention Assignment Agreements. Each Key Employee and each other current employee and consultant of each Group Company shall have entered into agreement setting forth employment, non-competition, non-solicitation, confidentiality and invention assignment obligations in the forms attached hereto as Exhibit F.

5.13 Reserved.

5.14 Legal Opinions. The Purchasers shall have received an opinion from (i) Conyers Dill & Pearman, Cayman Islands special counsel to the Company, dated as of the Closing, in the form and substance satisfactory to the Purchasers, to be attached hereto as Exhibit H; and (ii) King & Wood, PRC counsel to the Company, dated as of the Closing, in form and substance satisfactory to the Purchasers, to be attached hereto as Exhibit I.

5.15 No Material Adverse Events. As of the Closing, the business (as conducted), operations, assets (including intangible assets), liabilities, conditions, results of operations or prospects of the Company and the other Group Companies shall be substantially consistent with what the Warrantors have represented to the Purchasers and shall have experienced no change that, in the Purchasers’ judgment, constitutes a Material Adverse Effect or could reasonably be expected to produce a Material Adverse Effect on any Group Company.

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5.16 Restructuring. On or prior to the Closing, to the satisfaction of the Purchasers in their sole discretion, (i) the Group Companies shall have transferred to Sohu or its Affiliates, as applicable, all the assets, liabilities, contracts and personnel described in the various agreements listed on Schedule 5.16(i) hereto (which agreements are in final form as of the date hereof other than certain schedules thereto which will be delivered to the Purchasers after the date hereof and are subject to the satisfaction of the Purchasers in their sole discretion); (ii) Sohu or its Affiliates, as applicable, shall have transferred to the Group Companies, all the assets, liabilities, contracts and personnel described in the various agreements listed on Schedule 5.16(ii) hereto (which agreements are in final form as of the date hereof other than certain schedules thereto which will be delivered to the Purchasers after the date hereof and are subject to the satisfaction of the Purchasers in their sole discretion); and (iii) the Group Companies shall have completed and shall have caused Sohu or its Affiliates, as applicable, to complete all aspects of the restructuring as described on Schedule 5.16(iii) hereto that are required to be completed on or prior to the Closing to the satisfaction of the Purchasers (collectively, the “Restructuring”). The Group Companies and Sohu hereby acknowledge and agree that, up to a maximum of RMB20,000, the costs and expenses associated with performing and completing the actions set forth in Schedule 5.16 (including any taxes payable as a result of consummation of such actions) shall be equally borne by Sohu and the Group Companies, and any additional costs and expenses shall be borne by Sohu.

5.17 Business Plan and Budget. The Company shall have delivered to each Purchaser, and each Purchaser shall be satisfied with the form and substance of, a detailed business plan and budget (including the use of proceeds of the sale of the Preferred Shares pursuant to this Agreement) up to the third quarter of 2011 (or the fourth quarter of 2011 in the even the Closing is not consummated on or prior to November 15, 2010), which shall have been adopted by the Board of Directors.

5.18 Waiver of Confidentiality Obligations in Business Contracts. Each Group Company shall have obtained written waiver of the confidentiality obligations of such Group Company provided in any Contracts to which such Group Company is a party, but only with respect to the transactions contemplated in this Agreement and the other Transaction Documents, and shall have delivered to each Purchaser a copy of each such waiver.

5.19 Waiver of Employee Confidentiality and Non-competition Obligations. Sohu shall have caused its Affiliates to waive the confidentiality and non-competition obligations of the employees of each Group Company who were previously employed by an Affiliate of Sohu, but only with respect to such employees’ employment with one of the Group Companies in connection with the transactions contemplated in this Agreement and the other Transaction Documents.

5.20 Alibaba Side Agreement. Each of Sohu, Dr. Charles Zhang and Photon Group Limited shall have delivered to Alibaba a duly executed agreement in form and substance satisfactory to Alibaba providing that, prior to the Company’s Initial Public Offering, neither of them will sell, or permit to be sold by any of their Affiliates, any equity securities of Sohu or any of its Affiliates that hold direct or indirect equity interests in the Company to any competitor of Alibaba (other sales made through public markets in unarranged transactions).

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5.21 Bringdown Certificate. The Company shall have delivered to the Purchasers a certificate dated as of the Closing, signed by the chief executive officer of the Company and an authorized representative of Sohu, in form and substance reasonably satisfactory to the Purchasers, (a) certifying that the representations and warranties of the Warrantors contained in Section 3 hereof are true and complete on and as of the Closing; (b) certifying that all conditions specified in this Section 5 have been fulfilled on or before the Closing; and (c) attaching thereto (i) the Charter Documents for each of the Group Companies as then in effect, (ii) copies of all resolutions approved by the shareholders and boards of directors of each Group Company and Sohu related to the transactions contemplated hereby, and (iii) good standing certificates with respect to the Company and Sogou BVI from the applicable authority(ies) in the Cayman Islands and the British Virgin Islands dated no more than five (5) days prior to the Closing.

5.22 Due Diligence. The Purchasers shall have completed all business, technology, legal and financial due diligence on the Group Companies to the satisfaction of the Purchasers and all issues identified in the course of such due diligence review have been resolved to the satisfaction of the Purchasers.

6. Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Purchaser under Section 2.1 of this Agreement, unless otherwise waived in writing by the Company, are subject to the fulfillment on or before the Closing of each of the following conditions by the Purchasers:

6.1 Representations and Warranties. The representations and warranties of the Purchasers contained in Section 4 hereto shall be true and complete when made and shall be true and complete on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing, except in either case for those representations and warranties that address matters only as of a particular date, which representations will have been true and complete as of such particular date.

6.2 Payment of Purchase Price. The Purchasers shall have delivered the purchase price specified in Section 2.1(c) by wire transfer of immediately available funds to a bank account specified by the Company.

6.3 Performance. Each Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions contained in the Transaction Documents that are required to be performed or complied with by it or him on or before the Closing.

6.4 Investors’ Rights Agreement. Each Purchaser shall have entered into the Investors’ Rights Agreement.

6.5 Right of First Refusal and Co-Sale Agreement. Each Purchaser shall have entered into the Right of First Refusal and Co-Sale Agreement.

6.6 Government Approvals and Consents. All Governmental Authorizations and all authorizations, approvals, consents or permits of any other third party that are required to be obtained by any Purchaser on or prior to the Closing in connection with the consummation of the transactions contemplated by this Agreement shall have been duly obtained and effective as of the Closing.

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7. Covenants and Other Agreements.

7.1 Use of Proceeds. The Company will apply the proceeds from the issuance and sale of the Preferred Shares pursuant to this Agreement for (i) the repayment of outstanding amounts due by the Company to Sohu under a Bridge Loan Agreement to be entered into between Sohu and the Company prior to the Closing Date which amounts shall not exceed an aggregate amount of $6,000,000, unless approved by the Board of Directors of the Company and (ii) general working capital and general corporate purposes consistent with the Company’s business plan and budget provided to the Investors pursuant to Section 5.18 hereof, or with a future business plan and budget approved by the board of director of the Company in accordance with the A&R Memorandum of Association; provided, that during the one (1) year period following the Closing, any amendment to or replacement of the budget provided pursuant to Section 5.18 hereof, and the undertaking of or agreement to undertake any expenditure not accounted for in such budget, shall require the prior written consent of each of the Purchasers.

7.2 Full-time Employment. Each Group Company shall cause each of its employees or consultants to devote substantially all of his or her business time to the conduct of the business of such Group Company and such employee or consultants shall work solely for the benefits of such Group Company. None of the employees of any Group Company shall work for or report to the managements of Sohu or any of its Affiliates (other than the Group Companies). Notwithstanding the forgoing, Xiaochuan Wang shall continue to be the Chief Technology Officer of Sohu and the Chief Executive Officer of the Company.

7.3 Transfers and Licensing of Intellectual Property. In the event that Sohu or any of its Affiliates (other than the Group Companies) develops any Intellectual Property that is necessary for the business as currently conducted and presently planned to be conducted by any Group Company, (i) if Sohu or any Affiliate of Sohu requires the use of such Intellectual Property for its own operations, then Sohu or such Affiliate of Sohu shall retain ownership of such Intellectual Property and shall immediately provide a non-exclusive and royalty-free license to the applicable Group Company, or (ii) if Sohu or any Affiliate of Sohu does not require the use of such Intellectual Property for its own operations, then Sohu or such Affiliate of Sohu shall immediately transfer such Intellectual Property to the applicable Group Company without consideration. In the event that Sohu or any of its Affiliates (other than the Group Companies) acquires from any third party any Intellectual Property that is necessary for the business as currently conducted and presently planned to be conducted by any Group Company, (i) if Sohu or any Affiliate of Sohu requires the use of such Intellectual Property for its own operations, then Sohu or such Affiliate of Sohu shall retain ownership of such Intellectual Property and shall provide a non-exclusive license to the applicable Group Company at consideration equal to fifty percent (50%) of Sohu’s or such Affiliate of Sohu’s costs in acquiring such Intellectual Property, or if Sohu or any Affiliate of Sohu does not require the use of such Intellectual Property for its own operations, then Sohu or such Affiliate of Sohu shall immediately transfer such Intellectual Property to the applicable Group Company at consideration equal to Sohu’s or such Affiliate of Sohu’s costs in acquiring such Intellectual Property. Each of the Group Companies and Sohu hereby agrees that it shall not, and it shall cause each of its Affiliates (other than Sohu and the Group Companies) not to, license any Intellectual Property subject to this Section 7.3 if such license would violate Section 7.11 hereof.

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7.4 Restructuring. Each of the Group Companies and Sohu shall use its best efforts to (i) complete all aspects of the Restructuring that are required to be completed on or prior to the Closing by October 24, 2010 and (ii) complete all aspects of the Restructuring that are required to be completed after the Closing as soon as practicable after the Closing but in no event later than the date that is specified for each such item in Schedule 5.16 hereto.

7.5 Compliance with Applicable Laws. Each Group Company shall continue to exist and operate in a manner in compliance with any and all applicable Laws.

7.6 Confidentiality.

(a) Disclosure of Terms. The terms and conditions of this Agreement, any term sheet or memorandum of understanding entered into pursuant to the transactions contemplated hereby, all exhibits and schedules attached hereto and thereto, the transactions contemplated hereby and thereby, including their existence, and all information furnished by any Party hereto and by representatives of such Parties to any other Party hereof or any of the representatives of such Parties (collectively, the “Confidential Information”), shall be considered confidential information and shall not be disclosed by any Party hereto to any third party except in accordance with the provisions set forth below.

(b) Permitted Disclosures. Notwithstanding the foregoing, the Company and each of the Purchasers may disclose (i) the Confidential Information to its current or bona fide prospective investors, Affiliates and their respective employees, bankers, lenders, accountants, legal counsels, business partners or representatives or advisors who need to know such information, in each case only where such persons or entities are informed of the confidential nature of the Confidential Information and are under appropriate nondisclosure obligations substantially similar to those set forth in this Section 7.6, (ii) such Confidential Information as is required to be disclosed pursuant to routine examination requests from Governmental Authorities with authority to regulate such Party’s operations, in each case as such Party deems appropriate in good faith, and (iii) the Confidential Information to any Person to which disclosure is approved in writing by the Company and the Purchasers. Any Party hereto may also provide disclosure in order to comply with applicable Laws, as set forth in Section 7.6(c) below.

(c) Legally Compelled Disclosure. Except as set forth in Section 7.6(b) above, in the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to any applicable tax, securities, other Laws of any jurisdiction, or any applicable stock exchange rules or regulations) to disclose the existence of this Agreement or any Confidential Information, such party (the “Disclosing Party”) shall provide the other Parties hereto with prompt written notice of that fact and shall consult with the other Parties hereto regarding such disclosure. At the request of any other Parties, the Disclosing Party shall, to the extent reasonably possible and with the cooperation and reasonable efforts of the other Parties, seek a protective order, confidential treatment or other appropriate remedy. In any event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

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(d) Other Exceptions. Notwithstanding any other provision of this Section 7.6, the confidentiality obligations of the Parties shall not apply to: (i) information which a restricted party learns from a third party which the receiving party reasonably believes to have the right to make the disclosure, provided the restricted party complies with any restrictions imposed by the third party; (ii) information which is rightfully in the restricted party’s possession prior to the time of disclosure by the protected party and not acquired by the restricted party under a confidentiality obligation; or (iii) information which enters the public domain without breach of confidentiality by the restricted party.

7.7 Joint Lab Agreement. Each of the Group Companies and Sohu agree that all Intellectual Property that is generated from any past or existing cooperation projects among Sohu (or its Affiliates), Tsinghua University and any Group Company and are related to the business of the Group shall be jointly owned by Tsinghua and the Company (or any Group Company designated by the Company). Each of the Group Companies and Sohu further agree, shall cooperate with the Company to ensure that, and shall use their best efforts to procure Tsinghua University to agree, that (i) any future agreements relating to any joint lab projects among Sohu (or its Affiliates), Tsinghua University and any Group Company and (ii) any specific project agreements entered into pursuant to the Cooperation Agreement dated as of April 1, 2010 among the PRC Subsidiary, Beijing Sohu Internet Information Services Co., Ltd., a wholly-owned subsidiary of Sohu, and Tsinghua University shall provide that (A) any Intellectual Property that is generated from the performance of such agreements and that are related to the business of the Group shall be jointly owned by the Company (or any Group Company designated by the Company) and Tsinghua University, (B) the Company (or the applicable other Group Company) shall have full rights and freedom to use and license such Intellectual Property, and (C) Tsinghua University shall have the right to use such Intellectual Property solely for its own research purposes and shall not be entitled to sell, license or otherwise transfer such rights or ownership to any third party.

7.8 SAFE Registration.

(a) Sohu will procure that each Group Company and each holder or beneficiary owner of Equity Securities of the Company (each, a “Company Security Holder”), who is a “Domestic Resident” as defined in Circular 75 issued by the SAFE on October 21, 2005 (the “Circular 75”) and as supplemented by that certain implementing rule issued by SAFE on May 31, 2007 (known as Notice 106) and is subject to any of the registration or reporting requirements of Circular 75 has complied with such reporting and/or registration requirements under Circular 75 and any other applicable SAFE rules and regulations (collectively, the “SAFE Rules and Regulations”) no later than the three (3) month anniversary of the Closing.

7.9 Management of Group Debt.

(a) Sohu and the Group Companies will procure that the aggregate of all amounts payable by the Group to Sohu and its Affiliates as of September 30, 2010 shall be repaid in full no later than the two (2) year anniversary of the Closing Date; provided, that such amounts (i) shall be determined based upon the consolidated financial statements of the Group Companies reviewed by PricewaterhouseCoopers, (ii) will exclude any amounts payable by Group Companies to Sohu in connection with any stock-based compensation or smartphone business activities, and (iii) shall not exceed an aggregate of US$50,000,000. Sohu will cancel any amounts payable by the Group Companies related to any stock-based compensation or smartphone business activities and any amount payable by the Group Companies in excess of US$50,000,000. For the avoidance of doubt, the terms and conditions set forth in this Section 7.9(a) do not apply to any amounts that become due and payable the Company to Sohu pursuant to the Bridge Loan Agreement referred to in Section 7.1(i) above.

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(b) Simultaneously with the repayment of any amount pursuant to clause (a) above, Sohu will extend a loan of equivalent amount denominated in United States dollars to the Company under the Sohu Offshore Loan Agreement referred to in Schedule 5.16(iii) attached hereto (the “Offshore Loan”). For the avoidance of doubt, no later than the two (2) year anniversary of the Closing Date, no Group Company shall be indebted to Sohu for any amount other than pursuant to the Offshore Loan.

(c) Sohu hereby agrees and represents to the Group Companies and the Purchasers that (i) other than the amounts subject to clause (a) above and any amounts that become due and payable pursuant to the Bridge Loan Agreement referred to in Section 7.1(i) above, no Group Company owes or will owe any amount to Sohu or any of its Affiliates prior to the Closing (except as may be otherwise approved by the Board of Directors of the Company after Closing); and (ii) the Cooperation Agreement described in Schedule 5.16(iii)(C) attached hereto is sufficient to permit Sohu and its Affiliates to provide any assets, services or other assistance that may be required in connection with the operation of the businesses of the Group Companies as presently conducted and as proposed to be conducted, and all such assistance shall be provided free of charge pursuant to the Cooperation Agreement.

7.10 Public Official Communication. The Group Companies and Sohu will procure that, except in connection with the negotiation or consummation of arms-length Contracts between Group Companies and state owned enterprises related to the business of the Group, no Company Official will meet or communicate with any Public Official on behalf of any Group Company or the Purchasers prior to the completion of the transactions contemplated hereby without advising the Company in writing in advance of such meeting or communication, and the company will promptly provide such writing to the Purchasers.

7.11 Non-Compete. From and after the date of this Agreement, (i) Sohu will not, and will procure that none of its Affiliates (other than the Group Companies) will, engage in any business or business activities in any manner similar to, or in competition with, the search, browser, input method or related business activities of the Group Companies; and (ii) the Group Companies will not engage in any business or business activities in any manner similar to, or in competition with, the internet portal and other related business activities (which, for the avoidance of doubt, shall not include search, browser, input method or related businesses activities or products, except to the extent that such activities or products are provided on the Sohu internet portal by the Group Companies) of Sohu and its Affiliates (other than the Group Companies). For the purposes of this Section 7.11, a Person shall be regarded as engaging in a business if it (x) undertakes such business activities on its own behalf, (y) assists, directly or indirectly, any third party undertaking such business activities, including without limitation by licensing Intellectual Property to such third party, or (z) invests in or otherwise directly or indirectly owns or controls equity interests in any third party undertaking such business activities.

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7.12 No Negotiation. Between the date of this Agreement and the date of the Closing, Sohu and the Group shall deal exclusively with the Purchasers in connection with any investment in the Group and shall not, and shall cause their respective Affiliates and any Person acting on behalf of them or any of their Affiliates not to, directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any non-public information to or consider the merits of any inquiries or proposals from any Person (other than the Purchasers) relating to the transactions contemplated by the Transaction Documents or any business combination transaction involving any Group Company, including the sale of shares (including in trust), the merger or consolidation of any Group Company, or the sale of all or any material portion of any Group Company’s business or assets, or any comparable transaction or other transaction that would be inconsistent with the transactions contemplated by the Transaction Documents. Sohu and the Company shall notify the Purchasers of any such inquiry or proposal promptly upon receipt or awareness of the same by Sohu, the Group, their respective Affiliates, or any Person acting on their behalf.

8. Miscellaneous.

8.1 Indemnification by the Warrantors. The Warrantors, jointly and severally, shall indemnify the Purchasers for any losses, liabilities, damages, liens, penalties, costs and expenses, including diminution in value of the Preferred Shares and reasonable advisor’s fees and other reasonable expenses of defense of any of the foregoing (but excluding any other consequential, speculative or punitive damages) incurred by any Purchaser as a result of any breach or violation of any representation or warranty made by any of the Warrantors or any breach by any of the Warrantors of any covenant or agreement contained herein or in any of the other Transaction Agreements (an “Indemnifiable Loss”). Without limiting the generality of the foregoing, notwithstanding any disclosure set forth in Section 3.13 of the Disclosure Schedule, any Warrantors shall also indemnify for the Purchasers for any Indemnifiable Losses incurred by such Purchasers as a result of or in connection with any of the Actions subject to Section 3.13 hereof. If any Purchaser believes that it has a claim that may give rise to an indemnity obligation hereunder, it shall give prompt notice thereof to the Warrantors and the other Purchasers stating specifically the basis on which such claim is being made, the material facts related thereto, and the amount of the claim asserted provided, that for the purposes of this Section 8.1, any notice delivered to the Company and Sohu shall be deemed to have been delivered to all of the Warrantors. No such claim shall be settled or resolved without the consent of the Company and Sohu. The rights contained in this Section 8.1 shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of other remedies for the breach of this Agreement or with respect to any misrepresentation. The rights contained in this Section 8.1 shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of other remedies for the breach of this Agreement or with respect to any misrepresentation; provided that (i) no Purchaser shall attempt to collect any Indemnifiable Loss from Sohu unless and until such Purchaser has exhausted all remedies against the other Warrantors for such Indemnifiable Loss and (ii) the aggregate liability for all the Warrantors for Indemnifiable Losses shall not exceed the amount of the aggregate Purchase Price. Except with respect to Indemnifiable Losses incurred as a result of any breach or violation by Sohu, Sohu shall not be obligated to pay any Indemnifiable Loss to a Purchaser unless and until the other Warrantors have not paid such amount within thirty (30) days delivery of written request for payment by such Purchaser to the Company and Sohu; provided, that after such thirty (30) day period Sohu shall be obligated to pay such amount in full upon receipt of written request by such Purchaser.

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8.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties (including transferees of any Preferred Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3 Governing Law and Dispute Resolution.

(a) This Agreement shall be governed by and construed under the Laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York, without regard to principles of conflict of laws thereunder.

(b) Each of the Parties hereto irrevocably (i) agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in the Hong Kong S.A.R. under the UNCITRAL Arbitration Rules in accordance with the HKIAC Procedures for the Administration of International Arbitration in force at the date of this Agreement (the “Arbitration Rules”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration, and (iii) submits to the exclusive jurisdiction of the Hong Kong S.A.R. in any such arbitration. There shall be one (1) arbitrator, selected in accordance with the Arbitration Rules. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses.

(c) In the event of two or more arbitrations having been commenced under this Agreement, the tribunal in the arbitration first filed (the “Principal Tribunal”) may in its sole discretion, upon the application of any party to the arbitrations, order that the proceedings be consolidated before the Principal Tribunal, which will have the jurisdiction to resolve all disputes forming part of the consolidation order, if (i) there are issues of fact and/or law common to the arbitrations, (ii) the interests of justice and efficiency would be served by such a consolidation, and (iii) no prejudice would be caused to any party in any material respect as a result of such consolidation, whether through undue delay or otherwise. Such application shall be made as soon as practicable and the party making such application shall give notice to the other parties to the arbitrations.

8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when received, if sent by confirmed email during normal business hours of the recipient, and if not, then on the next Business Day, (iii) when sent by facsimile at the number shown below the signature of each party on the signature page of this Agreement, upon receipt of confirmation of error-free transmission, or (iv) three (3) Business Days after deposit with an international reputable overnight delivery service, postage prepaid, sent to the address shown below the signature of each party on the signature page of this Agreement (or at such other addresses as shall be specified by notice given in accordance with this Section 8.6), with next- or second-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

8.7 Expenses. The Company shall pay all of its own costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. Upon the Closing or earlier termination of the transactions contemplated hereby by the Company without due cause, the Company will be liable to the Purchasers for their reasonable costs and expenses incurred or to be incurred by the Purchasers with respect to the negotiation, execution, delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, which shall include all third party consulting or advisory fees and out of pocket expenses, provided that the amount so reimbursed will not to exceed US$100,000, and that in the event the Closing is consummated the Purchasers may deduct such amount from the Purchase Price to be paid to the Company at the Closing. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Purchasers. Any amendment or waiver effected in accordance with this section shall be binding upon each of the Parties hereto.

8.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under or in conflict with applicable Laws or regulations of any jurisdiction, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.10 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the documents referred to herein constitute the entire understanding and agreement among the Parties and no Party shall be liable or bound to any other Party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

33

8.11 Specific Performance. The Parties hereto acknowledge that, in view of the transactions contemplated by this Agreement, each Party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that the non-breaching Parties shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which such non-breaching parties may be entitled at law or in equity.

8.12 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

8.13 Further Assurances. Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and, to the extent reasonably requested by another Party, to enforce rights and obligations pursuant hereto.

[SIGNATURE PAGES FOLLOW]

34

IN WITNESS WHEREOF, the parties have executed this Share Purchase Agreement as of the date first above written.

COMPANY:

SOGOU INC.

By:
Name: Carol Yu
Title: Co-President and Chief Financial Officer

Address:
c/o Sohu.com Inc.
Level 12, Sohu.com Internet Plaza
No. 1 Unit Zhongguancun East Road, Haidian District
Beijing 100084
People’s Republic of China

SOGOU (BVI) LIMITED

By:
Name: Carol Yu
Title: Co-President and Chief Financial Officer

Address:
c/o Sohu.com Inc.
Level 12, Sohu.com Internet Plaza
No. 1 Unit Zhongguancun East Road, Haidian District
Beijing 100084
People’s Republic of China

SOGOU HONG KONG LIMITED

By:
Name: Carol Yu
Title: Co-President and Chief Financial Officer

Address:
c/o Sohu.com Inc.
Level 12, Sohu.com Internet Plaza
No. 1 Unit Zhongguancun East Road, Haidian District
Beijing 100084
People’s Republic of China

SIGNATURE PAGE TO SERIES A PREFERRED SHARE PURCHASE AGREEMENT

BEIJING SOGOU TECHNOLOGY DEVELOPMENT CO., LTD.

By:
Name: Carol Yu
Title: Co-President and Chief Financial Officer

Address:
c/o Sohu.com Inc.
Level 12, Sohu.com Internet Plaza
No. 1 Unit Zhongguancun East Road, Haidian District
Beijing 100084
People’s Republic of China

BEIJING SOGOU INFORMATION SERVICES CO., LTD.

By:
Name: Carol Yu
Title: Co-President and Chief Financial Officer

Address:
c/o Sohu.com Inc.
Level 12, Sohu.com Internet Plaza
No. 1 Unit Zhongguancun East Road, Haidian District
Beijing 100084
People’s Republic of China

SIGNATURE PAGE TO SERIES A PREFERRED SHARE PURCHASE AGREEMENT

PURCHASERS:

ALIBABA INVESTMENT LIMITED

By:
Name:
Title:

Address:

CHINA WEB SEARCH (HK) LIMITED

By:
Name:
Title:

Address:

PHOTON GROUP LIMITED

By:
Name:
Title:

Address:

SIGNATURE PAGE TO SERIES A PREFERRED SHARE PURCHASE AGREEMENT

Executed Solely for Purposes of the Obligations of Sohu under Sections 3, 7.3, 7.4, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12 and 8.1:

SOHU.COM INC.

By:
Name: Carol Yu
Title: Co-President and Chief Financial Officer

Address:
Level 12, Sohu.com Internet Plaza
No. 1 Unit Zhongguancun East Road, Haidian District
Beijing 100084
People’s Republic of China

SIGNATURE PAGE TO SERIES A PREFERRED SHARE PURCHASE AGREEMENT

SCHEDULE A

SCHEDULE OF PURCHASERS

Name	Number of Series A Preferred Shares Purchased	Aggregate Purchase Price

Alibaba Investment Limited	24,000,000	US$	15,000,000

China Web Search (HK) Limited	14,400,000	US$	9,000,000

Photon Group Limited	38,400,000	US$	24,000,000

Total	76,800,000	US$	48,000,000

SCHEDULE B

DISCLOSURE SCHEDULE

TO

SOGOU INC.

SERIES A PREFERRED

SHARE PURCHASE AGREEMENT

OCTOBER 2, 2010

This Disclosure Schedule is delivered pursuant to and as part of the Series A Preferred Share Purchase Agreement dated as of October 1, 2010 (the “Purchase Agreement”), by and among Sogou Inc., a company incorporated under the Laws of the Cayman Islands (the “Company”), Sogou (BVI) Limited, a company duly incorporated and existing under the Laws of the British Virgin Islands (“Sogou BVI”), Sogou Hong Kong Limited, a company duly incorporated and existing under the Laws of the Hong Kong S.A.R. (“Sogou HK”), Beijing Sogou Technology Development Co., Ltd. (北京搜狗科技发展有限公司), a limited liability company duly organized and existing under the Laws of the PRC (the “PRC Subsidiary”), Beijing Sogou Information Service Co., Ltd. (北京搜狗信息服务有限公司), a limited liability company duly organized and existing under the Laws of the PRC (“Sogou Information,” and with the Company, Sogou BVI, Sogou HK, and PRC Subsidiary, the “Group Companies,” and each a “Group Company”), and the purchasers listed on Schedule A thereto (the “Purchasers,” and each a “Purchaser”), and joined in for specific purposes by Sohu.com Inc., a Delaware corporation (“Sohu”).

Information set forth in this Disclosure Schedule specifically refers to the section of the Purchase Agreement to which such information is responsive. Inclusion of information herein shall not be construed as an admission that such information is material to the business, financial condition, or results of operations of the Company or would result in a Material Adverse Effect. Cross references are included herein as a convenience. Any matter included in one section shall be deemed included in another section to the extent its applicability in such other section is reasonably apparent on the face of such information, regardless of the presence of a cross reference. All capitalized terms used in this Disclosure Schedule and not otherwise defined herein shall have the same meanings as are ascribed to such terms in the Purchase Agreement. This Disclosure Schedule shall not vary, change, or alter the literal meaning of the representations and warranties of the Group Companies and Sohu contained in the Purchase Agreement, other than creating exceptions thereto which are responsive to the language of the warranties and representations contained in the Purchase Agreement.

Section 3.2

Corporate Structure; Subsidiaries

1.

See Annex I, attached hereto, for structure charts showing the Group Companies, and indicating ownership and Control relationships among all Group Companies (i) as of the signing of this Agreement and (ii) as of Closing.

Annex I to Schedule 3.2

Structure Chart

(i)	as of Signing;

(ii)	as of the Closing:

Section 3.3

Capitalization

Section 3.3(a)

1.	The pre-Closing capitalization of each Group Company is as follows:

a.	Company: 10,000,000 Ordinary Share is authorized, 1 of which is issued and outstanding and owned by Sohu.com (Search) Limited.

b.	Sogou BVI: 10,000,000 Ordinary Share is authorized, 1 of which is issued and outstanding and owned by the Company.

c.	Sogou HK: 10,000 Ordinary Shares is authorized, 1 of which is issued and outstanding and owned by Sogou BVI.

d.	PRC Subsidiary: registered capital of $10,000,000 and 100% owned by Sogou BVI. 100% of such registered capital has been contributed.

e.	Sogou Information: registered capital of RMB ¥20,000,000 and owned by Wang Xiaochuan (an employee of Sogou) and Hao Xianxian (an employee of Sogou), and each of whom holds 50% equity interest.

2.	The post-Closing capitalization of each Group Company is as follows:

a.

Company: 240,000,000 Ordinary Share are authorized, 163,200,000 of which are issued and outstanding or subject to an approved stock incentive plan, and 76,800,000 of which are reserved for issuance upon conversion of Series A Preferred Shares. 76,800,000 Series A Preferred Shares are authorized as well. Below is a list of Shareholders and their corresponding shareholding immediately following Closing:

			on fully diluted basis
	Preferred Shares (par value, $0.001 per share)	Ordinary shares (par value, $0.001 per share)	#	%

Authorized	76,800,000	316,800,000

Immediately after sogou financing
Issued and outstanding
Sohu		136,000,000	136,000,000	56.67%
Alibaba Investment Limited	24,000,000		24,000,000	10.00%
Yunfeng Fund L.P.	14,400,000		14,400,000	6.00%
Photon Group Limited	38,400,000		38,400,000	16.00%

Reserved
Stock incentive plan		24,000,000	24,000,000	10.00%
Subscription by Sohu management		3,200,000	3,200,000	1.33%
Conversion of Series A Preferred		76,800,000	76,800,000	n/a

Total	76,800,000	240,000,000	316,800,000	100.00%

b.	Sogou BVI: 10,000,000 Ordinary Share is authorized, 1 of which is issued and outstanding and owned by the Company.

c.	Sogou HK: 10,000 Ordinary Shares is authorized, 1 of which is issued and outstanding and owned by Sogou BVI.

d.	PRC Subsidiary: registered capital of $10,000,000 and 100% owned by Sogou BVI. 100% of such registered capital has been contributed.

e.	Sogou Information: registered capital of RMB ¥20,000,000 and owned by Wang Xiaochuan and Hao Xianxian, each of whom is a Sogou employee, and each of whom holds 50% shareholding.

Section 3.3(b)

None.

Section 3.3(c)

The equity interest of Sogou Information was transferred from Li Wei to Wang Xiaochuan and from Zhou Jing to Hao Xianxian on September 26, 2010. Such transfer has not been registered with relevant Government Authorities as of the signing of this Agreement, but will be registered before the Closing.

The shares of Sogou Information have been pledged to Beijing Sogou Technology Co., Ltd. according to Loan and Share Pledge Agreement entered between Wang Xiaochuan and Sogou WFOE, and Hao Xianxian and Sogou WFOE on September 26, 2010. Such pledge has not been registered with relevant Governmental Authorities as of the Signing, but will be registered in accordance with Schedule 5.16 of the Agreement.

Section 3.3(d)

None.

Section 3.8

Regulatory Matters

Section 3.8(b)

1.

The Group Company and the holder or beneficial owner of Equity Securities of the Group Company did not file the required registration with SAFE in accordance with Circular 75 issued on October 21, 2005 and Implementation Rules issued on May 31, 2007 (also know as Notice 106). All required registrations with SAFE will be completed in accordance with Section 7.8 of the Agreement.

Section 3.9

Tax Matters

Section 3.9(d)

None.

Section 3.11

Financial Statements

1.	See Annex II, attached hereto, for the Financial Statements.

Annex II to Schedule 3.11

Audited Consolidated Financial Statement As Of December 31, 2009

(See attached.)

SOGOU INC.

CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2009

As of December 31, 2009
US$

Assets
Current assets:
Cash and cash equivalents	650,280
Prepaid and other current assets	171,849

Total current assets	822,129

Non-current assets:
Fixed assets, net	11,870,075
Intangible assets, net	56,816

Total assets	12,749,020

Liabilities and shareholders’ deficit Current liabilities:
Accrued liabilities to suppliers and agents	2,299,333
Deferred revenue	2,917,975
Accrued salary and benefits	1,102,086
Tax payable	104,319
Due to Sohu	36,333,817

Total current liabilities	42,757,530

Total liabilities	42,757,530

Commitments and contingencies

Shareholders’ deficit:
Paid in capital (US$ 1 par value; 10 million shares authorized, issued and outstanding as of December 31, 2009)	10,000,000

Additional paid-in capital	2,720,649
Accumulated deficit	(43,516,230)
Accumulated other comprehensive income	787,071

Total shareholders’ deficit	(30,008,510)

Total liabilities and shareholders’ deficit	12,749,020

The accompanying notes are an integral part of these consolidated financial statements.

SOGOU INC.

CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2009

For the year ended December 31, 2009
US$
Net revenues
Bid listing	6,403,048
Paid listing	996,332
Others	1,221,867

Total net revenues	8,621,247
Cost of revenues	9,688,493

Gross loss	(1,067,246)

Operating expenses:
Sales and marketing	6,098,138
General and administrative	878,845
Research and development	11,521,606

Total operating expenses	18,498,589

Operating loss	(19,565,835)

Other expenses	16,653

Net loss	(19,582,488)

Share-based compensation expenses included in:
-Cost of revenues	—
-Sales and marketing	(3,614)
-General and administrative	(31,002)
-Research and development	768,617

The accompanying notes are an integral part of these consolidated financial statements.

SOGOU INC.

CONSOLIDATED STATEMENT OF CASH FLOW FOR THE YEAR ENDED DECEMBER 31, 2009

For the year ended December 31, 2009
US$
Cash flows from operating activities
Net loss	(19,582,488)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,963,253
Disposal loss of fixed assets	23,537
General corporate expense allocation	830,463
Research and development expense allocation	830,905
Top management share-based compensation allocation	57,461
Changes in current assets and liabilities:
Accounts receivable	14,631
Prepaid and other current assets	119,978
Deferred revenue	727,631
Accrued liabilities to suppliers and agents	827,428
Accrued salary and benefits	411,875
Tax payable	46,776
Due to Sohu	15,557,999

Net cash provided by operating activities	2,829,449

Cash flows from investing activities
Net cash received from disposal of fixed assets	48,166
Purchase of fixed assets	(3,009,053)
Purchase of intangible assets	(27,025)

Net cash used in investing activities	(2,987,912)

Effects of exchange rate changes on cash and cash equivalents	(13,578)

Net decrease in cash and cash equivalents	(172,041)
Cash and cash equivalents at beginning of year	822,321

Cash and cash equivalents at end of year	650,280

The accompanying notes are an integral part of these consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Balance Sheet As Of June 30, 2010

(See attached.)

SOGOU INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2010

	As of
	June 30, 2010	Acquire S9 Input Method	Acquire Sogou Intelligent Input Method on Mobile	Acquire Sogou Information without Go2map Business	Transfer in Assets and Liabilities Related with Search from New Software	Transfer in Fixed Assets from Sohu New Era and New Media	Transfer Out Receive in Advance and Fixed Assets from Sogou Technology	June 30, 2010
	Unaudited							Pro forma
	US$	US$	US$	US$	US$	US$	US$	US$
Assets
Current assets:
Cash and cash equivalents	665,437	—	—	87,743	—	—	—	753,180
Prepaid and other current assets	523,145	—	—	48,005	—	—	—	571,150

Total current assets	1,188,582	—	—	135,748	—	—	—	1,324,330

Non-current assets:
Fixed assets, net	11,988,228	26,246	33,477	2,816	11,749	560,602	(30,412)	12,592,706
Goodwill	—	1,894,743	—	—	—	—	—	1,894,743
Intangible assets, net	78,412	677,420	—	—	—	—	—	755,832
Total assets	13,255,222	2,598,409	33,477	138,564	11,749	560,602	(30,412)	16,567,611

Liability and shareholders’ deficit Current liabilities:
Accrued liabilities to suppliers and agents	2,703,470	441,768	—	—	—	—	—	3,145,238
Deferred revenue	3,773,749	—	—	97,189	—	—	(176,316)	3,694,622
Accrued salary and benefits	1,529,842	17,860	68,338	206,234	106,430	—	—	1,928,704
Tax payable	115,821	—	—	—	—	—	—	115,821
Due to Sohu	46,870,361	1,026,065	2,078,578	(156,170)	(90,435)	609,805	141,510	50,479,714

Total current liabilities	54,993,243	1,485,693	2,146,916	147,253	15,995	609,805	(34,806)	59,364,099

Total liabilities	54,993,243	1,485,693	2,146,916	147,253	15,995	609,805	(34,806)	59,364,099

	As of
	June 30, 2010	Acquire S9 Input Method	Acquire Sogou Intelligent Input Method on Mobile	Acquire Sogou Information without Go2map Business	Transfer in Assets and Liabilities Related with Search from New Software	Transfer in Fixed Assets from Sohu New Era and New Media	Transfer Out Receive in Advance and Fixed Assets from Sogou Technology	June 30, 2010
	Unaudited							Pro forma
	US$	US$	US$	US$	US$	US$	US$	US$
Contingent consideration	—	1,325,302	—	—	—	—	—	1,325,302
Commitments and contingencies	—	—	—	—	—	—	—	—

Shareholders’ deficit:
Paid in Capital (US$ 1 par value; 10 million shares authorized, 10 million shares issued and outstanding as of December 31, 2009 and June 30, 2010, respectively)	10,000,000	—	—	—	—	—	—	10,000,000
Additional paid-in capital	3,707,561	399	(4,324)	(8,689)	(4,246)	(49,203)	4,394	3,645,892
Accumulated deficit	(56,053,853)	(212,985)	(2,109,115)	—	—	—	—	(58,375,953)
Accumulated other comprehensive income	608,271	—	—	—	—	—	—	608,271

Total shareholders’ deficit	(41,738,021)	(212,586)	(2,113,439)	(8,689)	(4,246)	(49,203)	4,394	(44,121,790)

Total liabilities and shareholders’ deficit	13,255,222	2,598,409	33,477	138,564	11,749	560,602	(30,412)	16,567,611

Section 3.12

Changes

1.	The Company has increased the salaries of some of its Employees. Below is a summary of the salary adjustment:

a.	此次调薪针对产品和技术团队，调薪人数约占产品技术人员的79%；

b.	销售体系及支持体系人员的调薪将在2011年初做调整， 2010年10-12月将为销售人员的考核体系调整做准备；

c.	调薪总额为450,369，占9月基本工资的10.6%；

d.	调薪后搜狗全职员工人均月基本工资增长至：11,019元。

e.	公司支付的社保成本暂不增加，社保成本将在2011年4月（养老、医疗等五险调整基数）及7月（住房公积金调整基数）分批发生.

2.

The Company has transferred to Sohu or its Affiliates, as applicable, the assets, contracts and personnel described in the various agreements listed on Schedule 5.16(i), which such schedule is incorporated herein by reference.

3.	Lin Fan (林凡) has indicated to the Company his intention to resign. The employment Agreement between Sogou WFOE and Lin Fan has been terminated as of September 30, 2010.

Section 3.13

Actions and Governmental Orders

Sogou Information has been sued by SONY BMG, Warner, Universal and EMI, claiming that Sogou’s provision of music search services infringed certain copyrights. The judgment of first instance is attached as Annex III. The cases are now in second instance.

Sogou Information sued Tencent for unfair competition. The case is now in the second instance.

原告	被告	起诉时间	案由	诉讼请求	案件进展
搜狗信息、搜狗科技	深圳市腾讯计算机系统有限公司、北京奥蓝德信息科技有限公司和腾讯科技（深圳）有限公司	2009-6—10	QQ拼音输入法不正当竞争	20,511,000	二审进程中

Please see disclosure set forth in Section 3.16(2) hereof.

The disclosures set forth and referenced in this Section 3.13 (and any corresponding disclosures in other sections of this Disclosure Schedule) shall not in any way limit the rights of the Purchasers pursuant to Section 8.1 of the Agreement.

Section 3.14

Liabilities

None.

Exhibit I-1

Section 3.15

Commitments

Section 3.15(a)

List of Material Agreements:

1、费用合同

Type	Vendor Name	Contract Name	Contract Amount
广告合同	北京创想无际广告有限公司	网络广告发布合同-客户端	601,000.00
广告合同	江苏省奥蓝德软件有限公司	网络广告发布合同-客户端	360,000.00
清华实验室	清华大学（计算机系）	清华大学搜索技术联合实验室	10,000,000.00
带宽	中国电信股份有限公司北京分公司	北京电信IDC服务协议 （大郊亭搜狗机房）	金额不固定 预计每月75万- 77万 根据租用机架和带宽确 定
订货合同	北京亚康环宇科技有限公司	产品订货合同-服务器及配件	5,446,500.00
订货合同	北京亚康环宇科技有限公司	产品订货合同	1,321,800.00
订货合同	北京亚康环宇科技有限公司	产品订货合同	1,284,000.00
订货合同	北京亚康环宇科技有限公司	产品订货合同-服务器	2,565,500.00
	和记环球电讯有限公司	主机托管服务以及带宽租用	HKD 358,700.00

2、重大收入合同

对方主体	合同起始日	合同终止日	金额
浙江中国小商品城集团股份有限公司	2010-3-10	2010-4-10	600000
北龙中网（北京）科技有限责任公司	2010-6-30	2010-10-3	540000
江苏省淮安经济开发区管理委员会	2009-7-1	2014-6-30	2400000

3、重组相关协议

Executed Agreements

序号	合同对方	搜狐主体	合同内容
1	王小川	北京搜狗科技发展有限公司	借款协议
2	周晶	王小川	股权转让协议
3	郝先先	北京搜狗科技发展有限公司	借款协议
4	李薇	北京搜狐新时代信息技术有限公司	借款终止协议
5	李薇	郝先先	股权转让协议
6	周晶	北京搜狐新时代信息技术有限公司	关于终止《借款及股权质押协议》的协议
7	王小川、郝先先	北京搜狗科技发展有限公司、北京搜狗信息服务有限公司	业务经营协议
8	王小川、郝先先	北京搜狗科技发展有限公司	股权质押协议
9	王小川、郝先先	北京搜狗科技发展有限公司、北京搜狗信息服务有限公司	独家购买权协议
10	北京搜狗科技发展有限公司	北京搜狗信息服务有限公司	独家技术咨询和服务协议
11	北京搜狗科技发展有限公司	北京搜狗信息服务有限公司	业务分工合作协议
12	北京搜狗信息服务有限公司	北京搜狐新媒体信息技术有限公司	IP转移协议
13	Sogou （BVI） Limited	Sohu.com Limited	IP转移协议
14	北京搜狐新时代信息技术有限公司	北京搜狗信息服务有限公司	智能手机输入法相关人员、IP转移协议
15	北京搜狐新时代信息技术有限公司	北京搜狗信息服务有限公司	S9相关人员、IP转移协议
16	北京搜狐新时代信息技术有限公司	北京搜狗科技发展有限公司	IP转移协议
17	北京搜狐软件科技有限公司	北京搜狗科技发展有限公司	人员转移协议
18	北京搜狗信息服务有限公司	北京搜狗科技发展有限公司	人员转移协议
19	北京搜狐互联网信息服务有限公司	北京搜狗信息服务有限公司	人员转移协议
20	北京吉菲尔技术有限公司	北京搜狗信息服务有限公司	人员转移协议

To be entered before closing

序号	合同对方	搜狐主体	合同内容
1	北京搜狗科技发展有限公司	北京搜狐新媒体信息技术有限公司	Go2map相关固定资产、债权债务、人员转移协议
2	北京搜狗信息服务有限公司	北京搜狐新媒体信息技术有限公司	Go2map相关业务、固定资产，商誉、人员协议
3	北京搜狐新时代信息技术有限公司	北京搜狗信息服务有限公司	智能手机输入法相关业务、固定资产、债权债务转移协议
4	北京搜狐新媒体信息技术有限公司	北京搜狗信息服务有限公司	智能手机输入法相关固定资产转移协议
5	北京搜狐新时代信息技术有限公司	北京搜狗信息服务有限公司	S9相关固定资产、商誉、债权债务转移协议
6	北京搜狐新媒体信息技术有限公司	北京搜狗信息服务有限公司	S9相关固定资产转移协议
7	北京搜狐软件科技有限公司	北京搜狗信息服务有限公司	S9相关固定资产转移协议
8	北京搜狐新时代信息技术有限公司	北京搜狗科技发展有限公司	固定资产转让协议
9	北京搜狐新媒体信息技术有限公司	北京搜狗科技发展有限公司	固定资产转让协议
10	北京搜狐软件科技有限公司	北京搜狗科技发展有限公司	固定资产转让协议
11	Sogou （BVI） Limited	Sohu.com Limited	商誉转移

4、公司重大关联交易

序号	合同对方	搜狐主体	合同名称
1	北京搜狐新媒体信息技术有限公司、北京搜狐互联网信息服务有限公司	北京搜狗科技发展有限公司、北京搜狗信息服务有限公司	合作协议

Section 3.15(b)

None.

Section 3.16

Compliance with Laws and Governmental Orders

Section 3.16

1.

The Group Companies conduct their business, which is defined as Internet and Value-added telecommunication operations, through the Company’s indirectly wholly owned PRC Subsidiary and controlled VIE Sogou Information. Both the VIE structure and the provision of services through Sogou WFOE is vaguely defined under PRC law, and therefore it is possible that the relevant PRC authorities could, at any time, assert that any portion or all of the Sogou WFOE and Sogou Information’s existing ownership structure and businesses violate existing or future PRC laws, regulations or policies.

2.	PRC Subsidiary and Sogou Information have from time to time received complaints from government authorities, alleging the following violations of laws or regulations during their operation:

(i)

violations resulting from information accessed through the use of Sogou’s search services that infringed upon the rights of a third party, none of which (individually or in the aggregate) would materially impact the business or operations of any Group Company if deemed to in fact be violations of such third party rights; and

序号	投诉方	被投诉公司	投诉日期	投诉原因	诉求
1	北京源泉知识产权代理有限公司	北京搜狗信息服务有限公司	2010-1-12	我公司收到北京市明诚律师事务所受北京源泉知识产权代理有限公司的委托发来的律师函，称我公司搜狗音乐搜索服务中向互联网用户提供的部分搜索结果中含有未经其当事人允许擅自传播的内容，侵犯其当事人的信息网络传播权。	要求立即进行删除
2	阿荣旗人民法院	搜狗	2010-1-12	我公司收到内蒙古自治区呼伦贝尔市阿荣旗人民法院发来的删帖函，称有网友在搜狗说吧内发布的《紧急求助!阿荣旗法院院长肖锋逼讨债民女吞服40片安眠药，扬言“愿 》帖子（网址为：http://bbs.sogou.com/130458/TuOidoJffUVIBAAAA.html）内容失实，侵犯其及其院长的名誉权。	要求立即进行删除
3	张伟基	搜狐公司	2010-1-22	我公司收到广东东深律师事务所受张伟基的委托发来的律师函，称搜狗搜索结果中的部分结果侵犯其当事人名誉权。	要求删除

4	深圳市迅雷网络技术有限公司	搜狗	2010-1-26	我公司收到深圳市迅雷网络技术有限公司发来的《要求删除侵权软件/阻断侵权软件链接的通知》，称其为“迅雷客户端软件”的著作权人，搜狗搜索结果中存在未经其许可而对迅雷系列下载软件进行修改的软件版本的链接，严重侵犯其合法权益。	立即删除并断开相关链接
5	江苏宏源电器有限责任公司	搜狗公司	2010-1-27	我公司收到江苏丰亚律师事务所受江苏宏源电器有限责任公司的委托发来的律师函，称昵称为“汉唐”的网友在搜狗说吧中发布的名为《江苏电力公司一下属企业宏源电气盖厂房存在严质量问题，责任谁来承担？ 》（网址为： http://bbs.sogou.com/185093/_LtgaKJxYbQIBAAAA.html）内容失实，严重侵犯其当事人名誉权。	立即删除
6	重庆江田房地产开发公司	北京搜狗科技发展有限公司	2010-3-22	我公司收到北京市翔实律师事务所受重庆江田房地产开发公司的委托发来的律师函，称题为《重庆：百余老赖名单曝光 出入境限甭想贷款（1）-重庆金融网”的内容侵犯其当事人名誉权等合法权益。	要求删除搜索结果
7	盛唐时空（北京）文化传播有限公司	北京搜狗科技发展有限公司、北京搜狐在线网络信息服务有限公司	2010-3-30	我公司收到盛唐时空（北京）文化传播有限公司发来的函件，称其享有王菲演唱的《传奇》的信息网络传播权，我公司搜狗搜索结果中存在未经其授权擅自传播的内容，损害其合法权益。	删除、断开连接等方式停止侵权传播
8	尤骥	北京搜狗信息服务有限公司	2010-4-14	我公司收到陕西锦园律师事务所受尤骥的委托发来的函件，称网友“小酷00”在我公司网站上发表的名为《雁塔区法院法官尤骥利用职权制造司法不公》（网址为： http://bbs.sogou.com/185354/Iau8VLMr__-IBAAAA-1.html）的文章内容侵犯其当事人名誉权。	要求删除
9	索雅音乐版权代理（北京）有限公司	北京搜狗信息服务有限公司	2010-5-5	我公司收到北京市明诚律师事务所受索雅音乐版权代理（北京）有限公司的委托发来的律师函，称我公司搜狗音乐搜索服务中提供的《月光下》（江美琪演唱）的部分搜索结果为未经其当事人授权的盗版内容，侵犯其当事人的合法权益	要求立即删除
10	北京健尔马世纪国际贸易有限公司	北京搜狐互联网信息服务有限公司	2010-5-26

我公司收到北京市通广律师事务所受北京健尔马世纪国际贸易有限公司的委托发来的律师函，称其当事人享有“健尔马”在第10类的商标权。我公司搜狗搜索中部分搜索结果（含推广搜索位）假冒其当事人官方网站。其当事人与相关网站未建立合作关系，亦未授权其销售“健尔马”牌足疗机和脊柱宝产品。现要求我公司删除侵权搜索链接。相关链接地址如下：

1. http://www.kc4p.cn/zlj/（推广位，页面已经不存在，但推广位有链接及简介）

2. http://zuliaoji.isw.com.cn/

3. http://gw365.com/bjp/5508.asp

要求立即删除

11	李文姣	北京搜狐互联网信息服务有限公司	2010-7-7

我公司收到北京市大成律师事务所广州分所受李文姣的委托发来的律师函，称我公司搜狗搜索中的部分搜索结果内容失实，侵犯其当事人的名誉权。相关链接如下：

1.http://sz.bbs.house.sina.com.cn/thread-3075839-61.html

2.http://bbs.gz.house.163.com/bbs/meilinhuguoji/155144089.html

3.http://blog.sina.com.cn/s/blog_4a1dcf0e0100dx5c.html?tj=1#

4.http://sz.bbs.house.sina.com.cn/s.php?w=TEVF

5.http://blog.soufun.com/bulu/6952661/articledetail3_248651.htm

要求我公司立即断开链接并进行删除
12	王子君	北京搜狗信息服务有限公司	2010-6-13	我公司收到北京市中广承平律师事务所受北京未来天地广告有限公司的委托法律的律师函，称我公司搜狗搜索中的部分结果内容失实，侵犯其名誉权。	要求立即删除
13	景洪小孩儿旅游咨询服务有限公司	北京搜狗信息服务有限公司	2010-8-2	认为网易一网友发表的文章《西双版纳小p孩旅行家是骗子，不要相信》侵犯其名誉权，搜狗提供了大量链接	删除任何相关文字内容、缓存页、链接页面以及不实报道，断开链接。
14	上海博讯会展有限公司	搜狐公司	2010-8-23	认为搜狗问答上的一篇帖子侵犯其名誉权	删除该贴
15	陈泽湖、肇庆市裕龙大酒店	搜狐公司	2010-9-3	认为《向中央军委的血泪控诉：肇庆当局纵容黑社会打杀军人》一文与事实不符	断开链接，消除影响
16	韩国互联网振兴院（Korea Internet & Security Agency）	搜狐网	2010-9-7	在搜狗上发现有泄漏的韩国公民的身份证号码	请协助删除或隐藏后7位
17	杜桂彬	搜狐公司、搜狗网	2010-9-13	认为搜狗链接的文章《有钱真的可以使鬼推磨吗（番禹一件人神共愤的事情）？》、《强&nbsp；J14岁少女应该判什么刑》侵害其名誉，并严重侵犯广州市南大实业有限公司的商业声誉	断开链接并予以删除，消除影响
18	西安正诺影视有限公司	北京搜狐互联网信息服务有限公司	2010-9-16	认为搜狗提供的《猎狐》一剧的在线观看、下载、链接，侵犯其独家信息网络传播权	断开、删除链接

(ii)	Lawsuits brought by right owners

诉讼进程中的案件
原告	被告	起诉时间	案由	诉讼请求	案件状态
金牌娱乐事业有限公司	搜狐互联网及搜狗	2008-3-31	著作权侵权	13,500,000	二审进程中
环球唱片有限公司	搜狐互联网及搜狗	2008-3-31	著作权侵权	12,500,000	二审进程中
华纳唱片有限公司	搜狐互联网及搜狗	2008-3-31	著作权侵权	14,000,000	二审进程中
SONY BMG 音乐娱乐（香港）有限公司	搜狐互联网及搜狗	2008-3-31	著作权侵权	12,500,000	二审进程中
深圳市腾讯计算机系统有限公司	搜狗信息、搜狗科技	2009-9-28	搜狗拼音输入法不正当竞争	20,000,000	二审进程中
金牌大风音乐文化股份有限公司	搜狗信息	2010-1-29	信息网络传播权侵权纠纷	150,000	一审进程中，法院已经中止审理
上海步升大风音乐文化传播有限公司	搜狗信息	2010-2-4	著作权侵权	77,000	一审进程中
上海步升大风音乐文化传播有限公司	搜狗信息	2010-2-4	著作权侵权	83,000	一审进程中
上海步升大风音乐文化传播有限公司	搜狗信息	2010-2-4	著作权侵权	96,000	一审进程中

Section 3.17

Title; Properties; Permits

Section 3.17(b)

1.

Sogou WFOE owns office space on Level 9 of the Sohu.com Internet Plaza. The other Group companies lease office space on Level 9, and some office spaces on Level 10 of the Plaza. Group employees currently based on Level 10 will be relocated to Level 9 prior to Closing.

Section 3.17(c)

None.

Section 3.17(d)(A)

2.	Sogou Information has not received the Online Video License but is in the process of applying for the license.

Section 3.17(d)(B)

1.	Sogou Information owns the following licenses and permits:

•	Business License,No. 110108009232616, expiry date 30 June,2011,（营业执照，注册号：110108009232616，北京市工商局海淀分局核发，年检有效期至2011年6月30日）

•	ICP license京ICP证050897号, expiry date 30 June,2011, issued by Beijing Administration of Telecommunications（电信与信息服务业务经营许可证，年检有效期至2011年6月30日）

•	（组织机构代码证，78397331-8，国家质量监督检验检疫总局核发，有效期至2011年8月9日）

•	Tax Registration Certificate, expiry date 30 July,2011，（税务登记证，京税证字110108383973318号，年检有效期至2011年7月30日）

•	Online Culture Permit: issued by the Ministry of Culture, 文网文[2010]078号, expiry date to March 2013（网络文化经营许可证，文网文[2010]078号，有效期至2013年3月，文化部认证）

•	（北京市高新技术企业，GR200911000564，有效期至2012年6月12日，北京市科委、财政局、国税局、地税局联合认证）

•	（中关村高新技术企业，20092010170211，有效期至2012年6月3日，中关村科技园区管理委员会认证）

•	（软件企业，京R-2006-0572，北京市科委认证，年检有效期至2011年6月30日）

•	（测绘资质，甲测资字11002014，有效期至2014年12月31日，国家测绘局认证）

2.	Sogou WFOE owns the following licenses and permits:

•	Business License, No. 110000410281598, expiry date 30 June,2011,（营业执照，注册号：110000410281598，北京市工商局海淀分局核发，年检有效期至2011年6月30日）

•	（组织机构代码证，78395531-2，国家质量监督检验检疫总局核发，有效期至2011年8月9日）

•	Tax Registration Certificate, expiry date 30 July,2011，（税务登记证，京税证字110108383955312号，年检有效期至2011年7月30日）

•	（北京市高新技术企业，GR200811001224，有效期至2011年12月23日，北京市科委、财政局、国税局、地税局联合认证）

•	（中关村高新技术企业，20092019000801，有效期至2012年5月20日，中关村科技园区管理委员会认证）

Section 3.18

Related Party Transactions

序号	合同对方	搜狐主体	合同内容
1	王小川	北京搜狗科技发展有限公司	借款协议
2	周晶	王小川	股权转让协议
3	郝先先	北京搜狗科技发展有限公司	借款协议
4	李薇	北京搜狐新时代信息技术有限公司	借款终止协议
5	李薇	郝先先	股权转让协议
6	周晶	北京搜狐新时代信息技术有限公司	关于终止《借款及股权质押协议》的协议
7	王小川、郝先先	北京搜狗科技发展有限公司、北京搜狗信息服务有限公司	业务经营协议
8	王小川、郝先先	北京搜狗科技发展有限公司	股权质押协议
9	王小川、郝先先	北京搜狗科技发展有限公司、北京搜狗信息服务有限公司	独家购买权协议
10	北京搜狗科技发展有限公司	北京搜狗信息服务有限公司	独家技术咨询和服务协议
11	北京搜狗科技发展有限公司	北京搜狗信息服务有限公司	业务分工合作协议
12	北京搜狗信息服务有限公司	北京搜狐新媒体信息技术有限公司	IP转移协议
13	Sogou （BVI） Limited	Sohu.com Limited	IP转移协议
14	北京搜狐新时代信息技术有限公司	北京搜狗信息服务有限公司	智能手机输入法相关人员、IP转移协议
15	北京搜狐新时代信息技术有限公司	北京搜狗信息服务有限公司	S9相关人员、IP转移协议
16	北京搜狐新时代信息技术有限公司	北京搜狗科技发展有限公司	IP转移协议
17	北京搜狐软件科技有限公司	北京搜狗科技发展有限公司	人员转移协议
18	北京搜狗信息服务有限公司	北京搜狗科技发展有限公司	人员转移协议
19	北京搜狐互联网信息服务有限公司	北京搜狗信息服务有限公司	人员转移协议
20	北京吉菲尔技术有限公司	北京搜狗信息服务有限公司	人员转移协议
21	北京搜狗科技发展有限公司	北京搜狐新媒体信息技术有限公司	Go2map相关固定资产、债权债务、人员转移协议
23	北京搜狗信息服务有限公司	北京搜狐新媒体信息技术有限公司	Go2map相关业务、固定资产，商誉、人员协议

23	北京搜狐新时代信息技术有限公司	北京搜狗信息服务有限公司	智能手机输入法相关业务、固定资产、债权债务转移协议
24	北京搜狐新媒体信息技术有限公司	北京搜狗信息服务有限公司	智能手机输入法相关固定资产转移协议

25	北京搜狐新时代信息技术有限公司	北京搜狗信息服务有限公司	S9相关固定资产、商誉、债权债务转移协议

26	北京搜狐新媒体信息技术有限公司	北京搜狗信息服务有限公司	S9相关固定资产转移协议

27	北京搜狐软件科技有限公司	北京搜狗信息服务有限公司	S9相关固定资产转移协议

28	北京搜狐新时代信息技术有限公司	北京搜狗科技发展有限公司	固定资产转让协议

29	北京搜狐新媒体信息技术有限公司	北京搜狗科技发展有限公司	固定资产转让协议

30	北京搜狐软件科技有限公司	北京搜狗科技发展有限公司	固定资产转让协议

31	Sogou （BVI） Limited	Sohu.com Limited	商誉转移

32	北京搜狐新媒体信息技术有限公司、北京搜狐互联网信息服务有限公司	北京搜狗科技发展有限公司、北京搜狗信息服务有限公司	合作协议

Section 3.19

Intellectual Property

Section 3.19(a)(A)

1.	The Group Companies own, license, or use the following material Intellectual Property:

a.	Domain names:

序号	域名	取得日期	届满日期
1	pinyin.cn	2005-6-24	2011-06-24
2	sogou.net	2003-5-26	2009-5-26
3	sogou.com	2001-12-19	2016-12-19
4	sogou-inc.com	2005-7-24	2015-07-24
5	sougle.com	2004-5-3	2010-05-03
6	sogo.com	1998-5-6	2009-05-05
7	sogou.com.cn	2003-6-3	2009-06-03
8	sogle.cn	2005-9-28	2009-09-28
9	sogle.com.cn	2005-9-28	2009-09-28
10	sogle.net.cn	2005-9-28	2009-09-28
11	sogou.cn	2003-11-26	2009-11-26
12	s9input.com	2007-1-28	2012-1-28
13	s9cn.com	2007-1-28	2012-1-28

b.	Patents:

•	list of patents owned by Sogou Technology

申请号	发明专利名称	权利人
200610086577.4	基于互联网信息的输入法词频库的生成方法和系统	搜狗科技
200610103593.X	一种提取新词的方法和系统	搜狗科技
200610109732.X	一种获取新词的方法、装置以及一种输入法系统	搜狗科技
200610111562.9	获取新编码字符串的方法及输入法系统、词库生成装置	搜狗科技
200610127154.2	一种向应用程序输入艺术字/图形的方法及系统	搜狗科技
200610167240.6	一种直接针对用户的相关信息的发布方法和系统	搜狗科技
200710079267.4	一种智能组词输入的方法和一种输入法系统及其更新方法	搜狗科技

200710088278.9	一种生成词库的方法、一种输入的方法和一种输入法系统	搜狗科技
200710098199.6	一种用户词库同步更新的方法和系统	搜狗科技
200710099474.6	一种字符输入的方法、输入法系统及词库更新的方法	搜狗科技
200710099644.0	获取限制词信息的方法、优化输出的方法和输入法系统	搜狗科技
200710121247.9	一种获取口语词条的方法、装置以及一种输入法系统	搜狗科技
200710176654.X	一种网络资源地址输入的方法和一种输入法系统	搜狗科技
200810104217.1	一种输入过程中编码纠错的提示方法和系统	搜狗科技
200810116409.4	一种利用数字键盘进行字词输入的方法和装置	搜狗科技
200610139787.5	一种互联网音频文件的聚类方法、搜索方法及系统	搜狗科技
200610150708.0	一种针对可播放媒体文件的搜索方法、系统及装置	搜狗科技
200710000966.5	一种相关信息的发布方法和装置	搜狗科技
200710119520.4	一种针对网页作弊的反作弊方法及系统	搜狗科技
200710178983.8	一种图片主色调分析方法及其装置	搜狗科技
200810103093.5	识别颜色单调缩略图的方法、装置及在搜索引擎中的应用	搜狗科技
200810115470.7	一种扩展查询的方法、装置及搜索引擎系统	搜狗科技

•	list of patents applications owned by Sogou Technology

申请号	专利名称	权利人
200710000398.9	一种概念型文档的识别方法和系统	搜狗科技
200710079441.5	一种网页信息分类方法、系统及应用该分类的服务系统	搜狗科技
200710103028.8	一种网站分类方法及系统	搜狗科技
200710118493.9	一种对等网络中的数据传输方法及装置	搜狗科技
200710119176.9	一种对等网络中充分利用带宽资源的数据传输方法及装置	搜狗科技
200710177215.0	一种提供相关搜索的方法及系统	搜狗科技
200710177821.2	一种网址导航的方法和系统	搜狗科技
200710304182.1	一种对查询词分类的方法、装置及搜索引擎系统	搜狗科技
200810101642.5	一种重新定义查询词的搜索方法及装置	搜狗科技
200810102182.8	从文档中提取正文片段的方法及装置	搜狗科技
200810102805.1	一种获取多层信息的方法和装置	搜狗科技
200810103002.8	一种站内导航的方法及系统	搜狗科技
200810103097.3	一种聚类的方法、装置和系统	搜狗科技
200810103427.9	一种个性化网址导航的方法和系统	搜狗科技
200810111792.4	采集资源相关信息的方法、系统及其在搜索引擎中的应用	搜狗科技

200810114318.7	一种识别重复缩略图的方法、装置及在搜索引擎中的应用	搜狗科技
200810116455.4	处理图片的方法、装置以及搜索图片的方法	搜狗科技
200810117287.0	查找歌词的方法及装置	搜狗科技
200810118086.2	一种搜索系列性数据的方法、装置及一种搜索引擎系统	搜狗科技
200810118752.2	插播音频文件的播放装置和方法	搜狗科技
200810118769.8	一种数据同步的方法及装置	搜狗科技
200810222478.3	定位IP地址的物理所在地的方法和装置	搜狗科技
200810222748.0	在网页中展现广告的方法及系统	搜狗科技
200810224413.2	建立导航查询数据库的方法及装置	搜狗科技
200810225407.9	获取别称匹配对的方法及装置	搜狗科技
200810225178.0	确定权威网站的方法及装置	搜狗科技
200810225370.X	多媒体文件搜索方法和装置	搜狗科技
200810225762.6	识别概念型网页的方法与系统	搜狗科技
200810226300.6	获取导航查询词的方法、装置及展现搜索结果的方法	搜狗科技
200810226972.7	语音文件插播方法及装置	搜狗科技
200810246860.8	一种广告投放的方法及系统	搜狗科技
200810246667.4	一种音乐推荐方法及装置	搜狗科技
200810246669.3	网站分类的方法及系统	搜狗科技
200810246668.9	一种频道的生成方法、装置和一种广告投放方法及系统	搜狗科技
200810247582.8	广告投放方法及系统	搜狗科技
200910076553.4	一种识别作弊网页的方法及系统	搜狗科技
200910076846.2	确定搜索引擎中输入字符串正确性的方法及装置	搜狗科技
200910079145.4	流媒体数据的发送、接收方法、装置和系统	搜狗科技
200910086854.5	无效模板生成方法及装置、无效网页识别方法及装置	搜狗科技
200910241285.7	一种自动更改字幕播放时间的方法和装置	搜狗科技
200810223310.4	提供网址收藏名称的方法及系统	搜狗科技
200810223309.1	提供网页访问入口的方法及装置	搜狗科技
200810223284.5	一种加载网页的方法及装置	搜狗科技
200810226080.7	访问路径生成方法、系统及设备	搜狗科技
200810226522.8	一种加载网页的方法及系统	搜狗科技
200810226524.7	浏览器获得网络资源的方法及浏览器	搜狗科技
200810226525.1	一种用于浏览器加载互联网资源的方法及系统	搜狗科技
200810226523.2	一种网址补全提示的方法及装置	搜狗科技
200810226378.8	展现网页资源的方法及装置	搜狗科技
200810226380.5	一种页面资源的处理方法及装置	搜狗科技
200810247580.9	一种识别网页相关资源类型的方法及装置	搜狗科技
200910077869.5	一种实现多标签应用程序中进行消息交互的方法及系统	搜狗科技
200910078613.6	一种展现网页的方法及装置	搜狗科技
200910080941.X	浏览器通行证实现方法及装置	搜狗科技
200910081076.0	一种提供起始页推荐配置的方法及装置	搜狗科技
200910135324.5	一种网址补全提示的方法及装置	搜狗科技
200910136055.4	一种在浏览器中加载网页的方法及浏览器	搜狗科技
200910083405.5	一种对浏览器中的声音进行控制的方法及系统	搜狗科技
200910140412.4	在浏览器中加载网页的方法及浏览器	搜狗科技
200910086528.4	视频播放方法及装置	搜狗科技
200910086606.0	一种浏览器展现页面特定资源的方法及系统	搜狗科技

200910087269.7	浏览器客户端共享资源的方法、设备及系统	搜狗科技
200910086697.8	网络资源访问方法及代理装置	搜狗科技
200910087506.X	一种聚合内容RSS订阅方法和装置	搜狗科技
200910087500.2	一种网络资源内容提示方法及系统	搜狗科技
200910087503.6	一种对网页信息进行提示的方法及系统	搜狗科技
200910087504.0	一种网页信息订阅方法和装置	搜狗科技
200910087501.7	信息提示的方法及系统	搜狗科技
200910087502.1	一种更新提醒的方法及浏览器	搜狗科技
200910087505.5	一种更新提醒的方法及系统	搜狗科技
200910150451.2	浏览器状态同步方法及装置	搜狗科技
200910088286.2	一种批量收藏网页的方法及系统	搜狗科技
200910091052.3	一种展现网络资源链接的处理方法、系统及互联网终端	搜狗科技
200910236867.6	网络信息推荐、建立网络资源索引的方法及系统	搜狗科技
200910206471.7	展现网页资源的方法及装置	搜狗科技
200910262081.1	一种对浏览器中的声音进行控制的方法及系统	搜狗科技
200910243201.3	一种网页表单数据输出方法、装置及表单处理系统	搜狗科技
200910244560.0	一种展现网络资源的方法及系统	搜狗科技
200910244559.8	一种展现网页中页面元素的方法及系统	搜狗科技
201010103797.X	视频下载的方法及装置	搜狗科技
201010111841.1	一种网页信息订阅方法和装置	搜狗科技
201010133376.1	一种提供网络资源的方法及系统	搜狗科技
201010164946.3	一种网络流量控制方法、装置及局域网系统	搜狗科技
201010221063.1	一种网络信息推送方法及系统	搜狗科技
200610167242.5	一种互联网关键字符相关信息的发布方法和系统	搜狗科技
200710000399.3	一种便捷的信息搜索方法、系统及一种输入法系统	搜狗科技
200710095847.2	一种快速调用程序指令的方法、系统及一种输入法系统	搜狗科技
200710119038.0	一种提供个性化搜索的系统和方法	搜狗科技
200710118177.1	一种字符输入的方法和输入法系统	搜狗科技
200710119941.7	一种提高姓名词条输入效率的字符输入方法和系统	搜狗科技
200710120490.9	一种加载词库的方法、字符输入的方法和输入法系统	搜狗科技
200710121755.7	一种向用户词库中记录信息的方法和装置	搜狗科技
200710175449.1	一种针对输入信息的处理方法和装置及一种输入法系统	搜狗科技
200710176178.1	一种针对客户端用户群进行聚类的方法和系统	搜狗科技
200710178399.2	一种输入法网址导航的方法和一种输入法系统	搜狗科技
200710198603.7	一种互联网关键字符相关信息的发布方法和系统	搜狗科技
200710304280.5	一种辅助词库的生成方法和装置	搜狗科技
200810100979.4	一种输入法词典的实现方法和输入法系统	搜狗科技
200810102471.8	一种生成纠错数据库的方法、自动纠错的方法和系统	搜狗科技
200810105065.7	一种互联网信息整合发布的方法和系统	搜狗科技
200810105936.5	一种发布信息的方法、装置和系统	搜狗科技
200810113057.7	一种利用输入法进行即时通讯的方法和一种输入法系统	搜狗科技
200810113984.9	一种用户词参与智能组词输入的方法及一种输入法系统	搜狗科技
200810116059.1	一种输出通讯信息的方法及装置	搜狗科技
200810116190.8	一种输入过程中删除信息的方法及装置	搜狗科技
200810116410.7	一种利用数字键盘进行字词输入的方法和装置	搜狗科技
200810116566.5	生成编码频、输入字符编码的方法、装置和输入文字装置	搜狗科技

200810117051.7	一种利用移动终端进行输入时显示信息的方法及装置	搜狗科技
200810117750.1	确定需要加载的辅助词库的方法、装置及输入法系统	搜狗科技
200810119166.X	一种字词输入的方法和输入法系统	搜狗科技
200810119167.4	邮件地址补全方法及装置	搜狗科技
200810119595.7	一种输入法安装方法及装置	搜狗科技
200810222203.X	形成个性化纠错模型的方法、装置及个性化纠错的输入法系统	搜狗科技
200810224815.2	一种提供纠错提示的方法、装置及输入法系统	搜狗科技
200810238917.X	一种输入法及输入法系统	搜狗科技
200810238915.0	一种字符输入过程中展现候选项方法及装置	搜狗科技
200810238916.5	一种展现人名候选项的方法及装置	搜狗科技
200810247039.8	一种输入法界面展现方法及装置	搜狗科技
200810247041.5	一种输入法界面展现方法及装置	搜狗科技
200810247040.0	一种输入法界面展现方法及装置	搜狗科技
200910076947.X	一种展现词条属性信息的方法及装置	搜狗科技
200910005127.1	一种输入法系统及智能组词的方法	搜狗科技
200910078614.0	自动更换皮肤的方法、装置及系统	搜狗科技
200910080306.1	自动更换皮肤的方法及装置	搜狗科技
200910081471.9	一种共享应用程序的方法及装置	搜狗科技
200910082479.7	一种实现输入法动态皮肤的方法及装置	搜狗科技
200910137634.0	确定需要加载的辅助词库的方法、装置及输入法系统	搜狗科技
200910082769.1	拼音输入方法及装置	搜狗科技
200910083870.9	一种划动选择的方法和装置	搜狗科技
200910089175.3	一种在固定位置展现候选词的方法及装置	搜狗科技
200910091238.9	应用程序性能优化方法及装置	搜狗科技
200910091212.4	一种编码串排序的方法、装置和一种文字输入方法、装置	搜狗科技
200910092626.9	一种在多个项目中进行切换的方法、装置和一种移动终端	搜狗科技
200910092700.7	一种输入转换过程中确定修改点的方法及装置	搜狗科技
200910093203.9	一种多平台多分辨率应用程序界面的处理方法和装置	搜狗科技
200910235412.2	一种基于网络通信的输入方法及系统	搜狗科技
200910236605.X	一种字词转换结果的获取方法及系统	搜狗科技
200910236606.4	一种获取输入法候选项的方法及系统	搜狗科技
200910241767.2	一种自适应输入方法及系统	搜狗科技
200910241768.7	一种硬件设备中进行输入的方法、系统及硬件设备	搜狗科技
200910242641.7	字符纠错方法及装置	搜狗科技
200910241883.4	一种对符号排列进行自动调整的方法、装置和输入法系统	搜狗科技
200910244000.5	一种提供输入法资源的方法及系统	搜狗科技
201010109227.1	一种触摸屏、触摸屏操作方法及一种触摸屏终端	搜狗科技
201010102273.9	一种至少两种语言混合输入的方法和输入法系统	搜狗科技
201010102743.1	快捷操作信息交互页面的方法、输入法系统和浏览器插件	搜狗科技
201019114058.8	一种在输入过程中展现信息的方法、装置和输入法系统	搜狗科技
201010113873.5	提供新词或热词的方法及系统	搜狗科技
201010126020.5	一种文字输入方法和具有翻译功能的输入法系统	搜狗科技
201010137311.4	一种用户词库同步更新方法、更新服务器及输入法系统	搜狗科技
201010137304.4	一种用户词库同步更新的方法、更新服务器及输入法系统	搜狗科技
201010145590.9	一种发起输入法远程计算请求的方法及装置	搜狗科技
201010161490.5	一种以笔画码进行输入的方法及一种输入法系统	搜狗科技

201010164451.0	一种字符自动补充的方法、装置和输入法系统	搜狗科技
201010193167.6	一种基于混输字符串进行字符转换的方法和装置	搜狗科技
201010197817.4	一种名词输入的方法及系统	搜狗科技
201010208553.8	一种基于输入界面进行信息输入和执行的方法、装置	搜狗科技
201010211913.X	一种输入状态及键盘样式的切换方法和装置	搜狗科技
201010222558.6	一种展现虚拟键盘的方法、虚拟键盘和触摸屏终端	搜狗科技
201010222874.3	一种导航提示方法及系统	搜狗科技
201010221918.0	一种通过输入法平台进行导航的方法及装置	搜狗科技
201010222921.4	一种输入法平台获取导航结果的方法及装置	搜狗科技
201010232678.4	一种基于输入环境进行适配输入的方法和输入法系统	搜狗科技
200620133906.1	输入键盘、手机和便携式电子设备	搜狗科技
200810097312.3	一种用数字键输入汉语拼音的方法	搜狗科技
200810110565.X	一种在手持设备中显示文字字符的方法	搜狗科技
200910162884.X	一种在手机中建立语言版本的方法	搜狗科技
200910163197.X	一种在手机储存器中获得输入法数据的方法	搜狗科技
200910162901.X	一种从手机存储器中获得文字显示数据的方法	搜狗科技
200910162902.4	一种从手机存储器中获得语言提示信息的方法	搜狗科技
200910222364.3	一种在手机中用摇杆输入文字的方法	搜狗科技

•	List of patent applications that are jointly owned by Sogou Technology and Tsinghua University

申请号	专利名称	权利人
200910083143.2	获取新词的方法和装置	搜狗科技、清华大学
200910087076.1	一种获取同义词的方法及装置	搜狗科技、清华大学
200910088377.6	汉语缩略语处理方法和装置	搜狗科技、清华大学
201010147364.4	一种从互联网上自动提取双语翻译词典的方法	搜狗科技、清华大学
200610144289.X	一种搜索引擎性能评价的自动化处理方法	搜狗科技、清华大学
200710098531.9	一种网络关键资源页面的自动定位方法	搜狗科技、清华大学
200710099594.6	一种基于用户行为信息的搜索引擎检索结果重排序方法	搜狗科技、清华大学
200810117516.9	一种新闻网页定位方法	搜狗科技、清华大学
200810118668.0	一种基于观点检索的信息检索文档的评分方法	搜狗科技、清华大学
200810224323.3	一种中文搜索引擎中查询词的拼写校正方法	搜狗科技、清华大学
200910088943.3	投放广告的方法及装置	搜狗科技、清华大学
200910236869.5	一种网页推荐方法和装置	搜狗科技、清华大学
201010109570.6	基于用户浏览行为的网页描述文档构建方法及装置	搜狗科技、清华大学
201010109586.7	基于交互信息的网页点击描述文档构建方法及装置	搜狗科技、清华大学
	一种基于Web访问日志分析的网页推荐方法	搜狗科技、清华大学

•

List of patent or patent application to be transferred from its current owner to the Sogou WFOE. The application of the transfer will be filed before closing and the completion of the transfer will be done post-closing.

申请号	发明专利名称	申请人	申请日	备注
200620133906.1	输入键盘、手机和便携式电子设备	搜狐新时代	2006-9-27	转让给搜狗科技

•

List of patent application to be transferred from its current owner to the Sogou WFOE. The application of the transfer will be filed before closing and the completion of the transfer will be done post-closing.

申请号	发明专利名称	申请人	申请日	备注	专利证书号
200810097312.3	一种用数字键输入汉语拼音的方法	搜狐新时代	2008-5-12	转让给搜狗科技
200810110565.X	一种在手持设备中显示文字字符的方法	搜狐新时代	2008-6-3	转让给搜狗科技
200910162884.X	一种在手机中建立语言版本的方法	搜狐新时代	2006-9-27	转让给搜狗科技
200910163197.X	一种从手机存储器中获得输入法数据的方法	搜狐新时代	2006-9-27	转让给搜狗科技
200910162901.X	一种从手机存储器中获得文字显示数据的方法	搜狐新时代	2006-9-27	转让给搜狗科技
200910162902.4	一种从手机存储器中获得语言提示信息的方法	搜狐新时代	2006-9-27	转让给搜狗科技

c.	Copyright

List of Copyrights owned by the Group Companies:

软件名称	登记日期	取得方式	著作权人
搜狗网页搜索引擎应用系统v1.0	2008-5-7	原始取得	搜狗科技
搜狗音乐盒搜索及应用系统软件V1.0	2008-4-22	原始取得	搜狗科技
搜狗音乐搜索引擎应用系统V1.0	2008-10-20	原始取得	搜狗科技
搜狗拼音含字词库输入法应用系统V1.0	2007-5-31	原始取得	搜狗科技
搜狗拼音含字词库输入法应用系统V2.0	2007-5-31	原始取得	搜狗科技
搜狗拼音含字词库输入法应用系统V3.0	2008-2-3	原始取得	搜狗科技
搜狗拼音含字词库输入法应用系统V4.0	2009-7-21	原始取得	搜狗科技
搜狗五笔输入法应用系统V1.0	2009-7-21	原始取得	搜狗科技
搜狗浏览器及教育网加速软件V1.0	2009-7-22	原始取得	搜狗科技

List of copyrighted to be transferred from its current owner to the Sogou WFOE. The application of the transfer will be filed before closing and the completion of the transfer will be done post-closing.

软件名称	登记日期	取得方式	著作权人	备注
搜狗手机输入法应用系统（PPC版）V1.3	2009-9-21	原始取得	搜狗科技、搜狐新时代	新时代放弃共有
搜狗手机输入法客户端应用系统V1.3	2009-9-21	原始取得	搜狗科技、搜狐新时代	新时代放弃共有
S9文字显示函数软件	2010-4-7	继受取得	搜狐新时代	随S9转让给搜狗科技
S9拼音文字输入法软件	2010-4-7	继受取得	搜狐新时代	随S9转让给搜狗科技
数码拼音数字键中文输入法软件 V3.01	2010-4-7	继受取得	搜狐新时代	随S9转让给搜狗科技

d.

Trademarks – below is a list of trademarks to be transferred from its current owner to Sogou WFOE. The application of the transfer will be filed before closing and the completion of the transfer will be done post-closing.

申请号	商标	类别	注册人	取得日期	取得方式	拟转入主体
4257784		9	搜狐新时代	2007-2-14	原始取得	搜狗科技
4257783		35	搜狐新时代	2008-3-14	原始取得	搜狗科技
4203481	sogou	42	搜狐新时代	2007-12-28	原始取得	搜狗科技
4204323	sogle	42	搜狐新时代	2007-12-28	原始取得	搜狗科技
4204324	sougle	42	搜狐新时代	2007-9-28	原始取得	搜狗科技
4952050	S9	42	搜狐新时代	2009-5-21	受让取得	搜狗科技

1.

PRC Subsidiary’s application for registering its trademark and under class 42 was rejected by the China Trademark Office because of prior applications. We are still in the process of objecting the prior applications. If prior applications are rejected by China Trademark Office. We have also re-submitted our application for . Once the objections are approved by the China Trademark Office, we will be able to registered our application. However, the PRC Subsidiary continues to use the Sogou trademark.

Section 3.19(a)(B)

2.

Sogou Information has been sued by SONY BMG, Warner, Universal and EMI, claiming that Sogou’s provision of music search services infringed certain copyrights. The judgment of first instance is attached as Annex III. The cases are now in second instance.

Annex III

Section 3.19(b)

None.

Section 3.19(c)

None.

Section 3.21

Insurance

1.	The Group Companies maintain the following insurance policies:

财产保险
序号	保险单号	我方主体	对方主体	合同名称	合同内容	金额（单位：元）
1	PQYA2010110 19304000222	搜狗信息	中国人民财产保险股份有限公司北京市分公司	财产一切险保险单	投保财产为搜狐网络大厦等73处，投保金额3551857元	1428.95
2	PQAK2010110 19304000006	搜狗信息	中国人民财产保险股份有限公司北京市分公司	高新技术企业财产一切险保险	投保财产为搜狐网络大厦等73处，投保金额3084257元	571.54
3	PQAK2009110 19304000003	搜狗信息	中国人民财产保险股份有限公司北京市分公司	高新技术企业财产一切险保险单	投保财产为搜狐网络大厦等14处，投保金额3591955.37元	4452
4	PQAK2009110 19304000002	搜狗科技	中国人民财产保险股份有限公司北京市分公司	高新技术企业财产一切险保险单	投保财产为搜狐网络大厦等37处，投保金额83921956.76元	101861
5	PQYA2010110 19304000223	搜狗科技	中国人民财产保险股份有限公司北京市分公司	财产一切险保险单	投保财产为搜狐网络大厦等73处，投保金额98495140.76元	39950.69
6	PQAK2010110 19304000004	搜狗科技	中国人民财产保险股份有限公司北京市分公司	高新技术企业财产一切险保险	投保财产为搜狐网络大厦等73处，投保金额96736040.76元	17948.23

Section 3.22

Employee Matters

1.	The Key Employees of the Group Companies as of the Closing will be:

王小川、杨洪涛、茹立云、洪涛

徐红兵、李刚、郭奇、庞平、张熙、

张岩、黄海钰、高清霞、马艳玲

SCHEDULE 5.16(i)

List of Agreements

relating to

Assets and Liabilities Transferred from Group Companies to Sohu

Evidence shall have been delivered to each of the Purchasers confirming that (i) each of the following agreements has been fully executed, a copy of which is attached under Exhibit 5.16(A), (ii) each of the following agreements, if applicable, shall have been submitted (along with any required additional or supplemental documentation or information) to any relevant Governmental Authorities necessary to give effect to the transactions contemplated thereby, and (iii) except as otherwise provided herein below, the transactions contemplated by each of the following agreements shall have been consummated in full:

•	IP Transfer Agreement between Sogou Information and Beijing Sohu New Media Information Technology Co., Ltd. (“Sohu New Media”);

•	IP Transfer Agreement between Sogou BVI and Sohu.com Limited;

Prior to the Closing, evidence shall have been delivered to each of the Purchasers confirming that (i) each of the following agreements (each in form and substance satisfactory to the Purchasers) shall have been fully executed, (ii) each of the following agreements, if applicable, shall have been submitted (along with any required additional or supplemental documentation or information) to any relevant Governmental Authorities necessary to give effect to the transactions contemplated thereby, and (iii) except as otherwise provided herein below, the transactions contemplated by each of the following agreements shall have been consummated in full:

•	Personnel, Asset and Business Transfer Agreement between the PRC Subsidiary and Sohu New Media;

•	Personnel, Asset and Business Transfer Agreement between Sogou Information and Sohu New Media; and

provided, that the IP transfers contemplated under the various transfer agreement thereby shall not be required to have been consummated in full upon Closing but shall be consummated as soon as possible after Closing and in any event within nine (9) months after Closing.

SCHEDULE 5.16(ii)

List of Agreements

relating to

Assets and Liabilities Transferred from Sohu to Group Companies

Evidence shall have been delivered to each of the Purchasers confirming that (i) each of the following agreements has been fully executed, a copy of which is attached under Exhibit 5.16(A), (ii) each of the following agreements, if applicable, shall have been submitted (along with any required additional or supplemental documentation or information) to any relevant Governmental Authorities necessary to give effect to the transactions contemplated thereby, and (iii) except as otherwise provided herein below, the transactions contemplated by each of the following agreements shall have been consummated in full:

•	Transfer Agreement for Personnel and IP related to Smart Phone between Beijing Sohu New Era Information Technology Co., Ltd. (“Sohu New Era”) and Sogou Information;

•	Transfer Agreement for Personnel and IP related to S9 between Sohu New Era and Sogou Information;

•	IP Transfer Agreement between Sohu New Era and the PRC Subsidiary;

•	Personnel Transfer Agreement between Beijing Sohu Software Technology Co., Ltd. (“Sohu Software”) and the PRC Subsidiary;

•	Personnel Transfer Agreement between Sogou Information and the PRC Subsidiary;

•	Personnel Transfer Agreement between Sogou Information and Beijing Sohu Internet Information Services Co., Ltd.;

•	Personnel Transfer Agreement between Sogou Information and Beijing Goodfeel Technology Co., Ltd.;

Prior to the Closing, evidence shall have been delivered to each of the Purchasers confirming that (i) each of the following agreements (each in form and substance as set forth in Exhibit 5.16(A) attached hereto, except with respect to the schedules thereto, which shall be satisfactory to the Purchasers) shall have been fully executed, (ii) each of the following agreements, if applicable, shall have been submitted (along with any required additional or supplemental documentation or information) to any relevant Governmental Authorities necessary to give effect to the transactions contemplated thereby, and (iii) except as otherwise provided herein below, the transactions contemplated by each of the following agreements shall have been consummated in full:

•	Asset and Business Transfer Agreement between Sohu New Era and Sogou Information;

•	Asset Transfer Agreement between Sohu New Media and Sogou Information;

•	Asset and Business Transfer Agreement between Sohu New Era and Sogou Information;

•	Asset Transfer Agreement between Sohu New Media and Sogou Information;

•	Asset Transfer Agreement between Sohu Software and Sogou Information;

•	Asset Transfer Agreement between Sohu New Era and the PRC Subsidiary;

•	Asset Transfer Agreement between Sohu New Media and the PRC Subsidiary;

•	Trade Goodwill Transfer between Sogou BVI and Sohu.com Limited;

•	Asset Transfer Agreement between Sohu Software and the PRC Subsidiary;

provided, that the IP transfers contemplated under the various transfer agreement thereby shall not be required to have been consummated in full upon Closing, but shall be consummated as soon as possible after Closing and in any event within nine (9) months after Closing.

SCHEDULE 5.16(iii)

List of Other Agreements and Obligations

relating to

Restructuring Plan

A. VIE Structure:

Evidence shall have been delivered to each of the Purchasers confirming that (i) each of the following agreements has been fully executed, a copy of which is attached under Exhibit 5.16(A), (ii) each of the following agreements, if applicable, shall have been submitted (along with any required additional or supplemental documentation or information) to any relevant Governmental Authorities necessary to give effect to the transactions contemplated thereby, and (iii) except as otherwise provided herein below, the transactions contemplated by each of the following agreements shall have been consummated in full:

•	Agreement of Termination of Loan and Equity Pledge Agreement, dated September 26, 2010 between Sohu New Era and Jing Zhou (the “Zhou Terminated Pledge”);

•	Agreement of Termination of Loan and Equity Pledge Agreement, dated September 26, 2010 between Sohu New Era and Wei Li (the “Li Terminated Pledge”);

•	Loan Agreement, dated September 26, 2010 between the PRC Subsidiary and Xiaochuan Wang;

•	Loan Agreement, dated September 26, 2010 between the PRC Subsidiary and Xianxian Hao;

•	Equity Interest Transfer Agreement, dated September 26, 2010 between Jing Zhou and Xiaochuan Wang;

•	Equity Interest Transfer Agreement, dated September 26, 2010 between Wei Li and Xianxian Hao;

•	Business Operation Agreement, dated September 26, 2010 by and among the PRC Subsidiary, Sogou Information, Xiaochuan Wang and Xianxian Hao;

•	Power of Attorney, dated September 26, 2010 and signed by Xiaochuan Wang;

•	Power of Attorney, dated September 26, 2010 and signed by Xianxian Hao;

•	Equity Pledge Agreement, September 26, 2010 by and among the PRC Subsidiary, Xiaochuan Wang and Xianxian Hao (the “New Pledge”);

•	Exclusive Equity Interest Purchase Right Agreement, September 26, 2010 by and among the PRC Subsidiary, Sogou Information, Xiaochuan Wang and Xianxian Hao;

•	Exclusive Technology Consulting and Service Agreement, September 26, 2010 between the PRC Subsidiary and Sogou Information;

•	Business Cooperation Agreement, dated September 26, 2010 between the PRC Subsidiary and Sogou Information; and

•	Personnel Transfer Agreement, dated September 26, 2010 between the PRC Subsidiary and Sogou Information;

provided, that the following portions of the transactions contemplated by the agreements listed above shall not be required to have been consummated in full:

•

registration of the change of the shareholder register of Sogou Information, reflecting the withdrawal of each of Jing Zhou and Wei Li as shareholder of Sogou Information and the addition of Xiaochuan Wang and Xianxian Hao as the shareholders of record of Sogou Information, with the relevant governmental authority, which shall have completed no later than October 24, 2010;

•	deregistration of the Zhou Terminated Pledge and the Li Terminated Pledge shall have been completed no later than December 31, 2010; and

•	registration of the New Pledge shall have been completed no later than December 31, 2010.

B. Loan Agreements:

Prior to the Closing, the Company shall have entered into each of (i) a Bridge Loan Agreement with Sohu with respect to funding beginning October 1, 2010, and (ii) an Offshore Loan Agreement (the “Sohu Offshore Loan Agreement”) as referred to in Section 7.9 of the Purchase Agreement, each in form and substance satisfactory to the Purchasers, to be set forth in Exhibit 5.16(iii)(B) attached hereto.

C. Four Party Agreement:

As of the Closing, the Cooperation Agreement dated July 29, 2010 by and among Sohu New Media, Sohu Internet Information, Sogou Technology and Sogou Information (the “Cooperation Agreement”) with respect to the provision of services by Sohu to the Group Companies on an ongoing basis shall remain in full force and effect in the form attached hereto as Exhibit 5.16(iii)(C).

Sohu will cooperate with the Group Companies to ensure that, as soon as practicable and in any event prior to the termination of the Cooperation Agreement, the Group Companies will have the capability and capacity to undertake, without assistance from Sohu or any third party, all of the services previously provided by Sohu pursuant to the Cooperation Agreement.

D. Employees:

•

Xianxian Hao shall have become an employee of the Group Companies and shall enter into employment agreements in form and substance as set forth in Exhibit F of the Purchase Agreement with Sogou WFOE prior to or immediately after the Closing.

•

Sohu will procure that after the date of the Closing and for so long as Mr. Wang Xiaochuan remains Chief Technical Officer of Sohu, Mr. Wang shall devote no more than five percent (5%) of his working time to the business of Sohu, and shall devote all other working time to the business of the Group Companies.

•

Sohu will procure that Mr. Wang Xiaochun shall resign from his position of Chief Technical Officer of Sohu and all other positions with Sohu no later than the twelve (12) month anniversary of the Closing.